================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                         STREAMEDIA COMMUNICATIONS, INC.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)


         DELAWARE                                            22-3622272
----------------------------                             -------------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)



                        STREAMEDIA COMMUNICATIONS, INC.,
                              244 West 54th Street
                            New York, New York 10019
                                 (212) 445-1700
                    ----------------------------------------
                    (Address of principal executive offices)


                        COPIES OF ALL COMMUNICATIONS TO:

                             Louis E. Taubman, Esq.
                          Kogan Taubman & Neville, LLC
                             39 Broadway, Suite 2250
                            New York, New York 10006
                                  (212)425-8200
                                (212)482-8104 Fax


                             Bruce A. Cheatham, Esq.
                          Winsead Sechrest & Minick, PC
                             5400 Ranaissance Tower
                                 1201 Elm Street
                               Dallas, Texas 75270

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of the Registration Statement.

================================================================================

     If this Form is filed to register to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration numberr of the earlier effective effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier efective registration statement for the same offering. []

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECILIFCALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BE COME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8 (A), MAY DETERMINE.


                         Calculation of Registration Fee

------------------------------------------------------------------------------------------------------------------------------------
Title of Each Class of          Amount to be Registered      Offering Price   Proposed Maximum Offering  Amount of Registration Fee
Securities to be Registered                                                   Price
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Units                           1,380,000                    8.50             11,730,000                 $3,459
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001  1,380,000                    (2)              (2)                        (2)
------------------------------------------------------------------------------------------------------------------------------------
Redeemable Common Stock         1,380,000                    (2)              (2)                        (2)
Purchased Warrants (2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par Value         1,380,000                    $12.75
$0.001 (3)(4)
------------------------------------------------------------------------------------------------------------------------------------
Underwriter's Warrants (5)      120,000                      $17,595,000      $17,595,000
------------------------------------------------------------------------------------------------------------------------------------
Units Underlying the                                         $10.20           $1,224,000                 $340
Underwriter's Warrants          120,000
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par               120,000                      (6)              (6)                        (6)
Value $0.001 (4)(6)
------------------------------------------------------------------------------------------------------------------------------------
Redeemable Common Stock         120,000                      (6)              (6)                        (6)
Purchase Warrants (6)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par               120,000                      120,000          $1,530,000                 424
Value $0.001 (4)(7)
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Total                                                                         $32,079,000                9,117
------------------------------------------------------------------------------------------------------------------------------------

(1)  Estimated solely for the purpose of calculating the registration fee.

(2)  Included in the Units. No additional registration fee is required.

(3)  Issuable upon the exercise of the Redeemable Common Stock Purchase
     Warrants.

(4) Pursuant to Rule 416 there are also registered an indeterminable number of shares of Common Stock which may be issued pursuant to the antidilution provisions applicable to the Redeemable Common Stock Purchase Warrants, the Underwriters' Warrants and the Redeemable Common Stock Purchase Warrants issuable under the Underwriters Warrants.

(5) Underwriters' Warrants to purchase up to 20,000 Units, consisting of an aggregate of 20,000 shares of Common Stock and 20,000 Redeemable Common Stock Purchase Warrants.

(6) Included in the Units underlying the Underwriters' Warrants. No additional registration fees are required.

(7) Issuable upon exercise of Redeemable Common Stock Purchase Warrants underlying the Underwriters' Units.

                                TABLE OF CONTENTS


Prospectus Summary                                                            3
Selected Financial Information                                                5
Risk Factors                                                                  7
Use of Proceeds                                                              11
Dividend Policy                                                              12
Management's Discussion and Analysis                                         12
Business                                                                     17
Management                                                                   27
Security Ownership of Certain Beneficial Owners and Management               33
Certain Relationships and Related Transactions                               35
Recent Sales of Unregistered Securities                                      35
Description of Securities                                                    36
Shares Eligible for Future Sale                                              38
Legal Proceedings                                                            39
Where You Can Find More Information                                          39
Changes in and Disagreements with Accountants on Accounting and Financial
    Disclosures                                                              40
Experts                                                                      40
Financial Statements                                                         41

                                   PROSPECTUS

                         STREAMEDIA COMMUNICATIONS, INC.

                        1,240,000 Shares of Common Stock
                 Issuable upon Exercises of Redeemable Warrants
                         Exercisable at 12.75 Per Share

     -The shares of Common Stock offered by this prospectus may be purchased by the holders of our publicly traded redeemable Common Stock purchase warrants at a price of $12.75 per share. We will receive all of the proceeds from sales of these shares.

     - Our Common Stock is traded on the Nasdaq SmallCap Market under the symbol SMIL and on the Boston Stock Exchange under the symbol STA. The redeemable warrants are traded on the Nasdaq SmallCap Market under the symbol SMILW and on the Boston Stock Exchange under the symbol STAW.

     - We may redeem some or all of the redeemable warrants at a call price of $0.5 per warrant after December 21, 2000, if the closing bid price of the Common Stock on the Nasdaq SmallCap Market has equaled or exceeded $12.75 per share for 10 consecutive trading days.

     - On September 19, 2000, the closing bid price of our Common Stock on the Nasdaq SmallCap Market was $1.0625 and the closing price for our redeemable warrants was $0.1875.

     - You should obtain the current market price quotations before deciding whether to exercise your redeemable warrants.

     Our principal executive offices are located at 244 West 54th Street, New York, New York 10019.

     THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FATORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE REGULATORY AUTHORITIES HAVE NOT APPROVED OR DISAPPORVED THESE SECURITIES, OR DETERMINED IF THIS PROPSECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is September 21, 2000

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and consolidated financial statements appearing elsewhere in this prospectus. Investment in our Common Stock involves a high degree of risk. Investors should carefully consider the information set forth under "Risk Factors" beginning on page 7.

                                   THE COMPANY

We were incorporated in the State of Delaware and are positioning ourselves as a provider of Internet consulting services and as a vertically-integrated New Media content generator, enabler and aggregator. We are comprised of two divisions, which are the Streamedia Networks and Business Services. In December 1999, we completed our initial public offering. The net proceeds from the Offering were approximately $8,447,000.

Our Streamedia Networks consist of a suite of topical broadcast networks to deliver or "stream" live and on-demand audio and video programming. Our Streamedia Networks sites offer programming in areas as "Crime Broadcast", "Sports Style", "Motion Arts", "Women on the Edge", and "Bijou Cafe".

Our Streamedia Business Services division markets Internet and intranet broadcasting services to a wide spectrum of enterprises, such as, but not limited to, businesses, associations, electronic publishers and "off-line" media generators, who are attempting to obtain an Internet broadcast presence. The division delivers multimedia and text through a variety of push, poll and proprietary electronic mail mechanisms.


                                  THE OFFERING

Securities offered..........................     1,240,000 warrants, each warrant entitles the holder to
                                                 purchase one share of Common Stock at a price per share
                                                 of $12.75 until December 21, 2003.

 Description of warrants....................     The warrants are exercisable commencing on December 21, 2000.
                                                 The Company may redeem some or all of the outstanding warrants for $.05 per warrant starting December 21, 2000, if the closing price of the Common Stock is at least $12.75 per share for 10 consecutive trading days.

Common Stock to be outstanding
after the Offering..........................     Between 4,730,044 and 5,970,044 shares, depending on the


                                                 number of warrants exercised.

Nasdaq SmallCap Symbols

Common stock................................     "SMIL"
Warrants....................................     "SMILW"

Boston Stock Exchange Symbols

Common stock................................     "STA"
Warrants....................................     "STAW"

Use of Proceeds............................      The Company intends to use the net proceeds of the
                                                 Offering for capital equipment, sales,
                                                 marketing and promotion, working capital, strategic
                                                 acquisitions, and for general corporate purposes.

Risk Factors................................     The Common Stock is a speculative investment and involves
                                                 a high degree of risk and immediate substantial
                                                 dilution. Investors who cannot afford to
                                                 lose their entire investment should not purchase
                                                 Streamedia's Common Stock. See "Risk Factors" and "Dilution."

-----------------

Does not include 160,000 shares of Common Stock and warrants to purchase another 160,000 shares of Common Stock issued to the underwriters of our initial public offering.

Does not include 1,089,000 shares issuable upon the exercise of warrants to purchase additional Common Stock which were sold on August 24, 1999, in a private placement.

Does not include options to purchase 502,000 shares issued pursuant to our 1999 Incentive and Nonstatutory Stock Option Plan. We presently have 1,000,000 shares reserved for issuance under our 1999 Incentive and Nonstatutory Option Plan.

                         SELECTED FINANCIAL INFORMATION

The selected financial data as of June 30, 2000 and for the six months ended June 30, 2000 and 1999 and cumulative from January 13, 1998 (date of inception) to June 30, 2000 have been derived from our unaudited financial statements included elsewhere in this document.

The selected financial data as of December 31, 1999 and 1998 for the year ended December 31, 1999 and the period from January 13, 1998 (date of inception) to December 31, 1998 have been audited by Grant Thornton, LLP, independent certified public accountants. The information set forth below should be read in conjunction with our financial statements and "Management's Discussion and Analysis" beginning on page 12.



                            STATEMENTS OF OPERATIONS
                                   (unaudited)


                                                                                Period from        Cumulative
                                                                                 January 13,           From
                                                                                  1998 (date         January 13,
                                          Six months                                of            1998 (date of
                                        Ended June 30,              Year ended   inception)       inception) to
                                 ----------------------------      December 31, to December 31,      June 30,
                                     2000          1999(a)           1999(a)      1998 (a)            2000(a)
                                 --------------  ------------     ------------  --------------   ---------------
                                    (unaudited)   (unaudited)                                     (unaudited)
Revenue                            $   130,830    $    52,109    $   162,139    $    18,286      $   311,255
                                   -----------    -----------    -----------    -----------      -----------
Operating expenses
    Payroll and related expenses     1,861,114        440,469      1,094,843        300,629        3,256,586
    Product development                 23,024                       501,477                         524,501
    General and administrative       2,106,982        177,533      1,744,086        145,220        3,996,288
                                   -----------    -----------    -----------    -----------      -----------
       Total operating expenses      3,991,120        618,002      3,340,406        445,849        7,777,375
                                   -----------    -----------    -----------    -----------      -----------
       Operating loss               (3,860,290)      (565,893)    (3,178,267)      (427,563)      (7,466,120)
                                   -----------    -----------    -----------    -----------      -----------
Other income (expense)
    Interest expense                    (9,020)        (4,359)      (612,177)          (657)        (621,854)


    Interest income                        116,137          1,995          4,620                    120,757
                                       -----------    -----------    -----------    ---------   -----------
       Total other income (expense)        107,117         (2,364)      (607,557)        (657)     (501,097)
                                       -----------    -----------    -----------    ---------   -----------
       NET LOSS                        $(3,753,173)   $  (568,257)   $(3,785,824)   $(428,220)  $(7,967,217)
                                       ===========    ===========    ===========    =========   ===========
Basic and diluted loss per common
    share                              $      (.80)   $      (.17)   $     (1.12)   $    (.20)  $     (2.50)
                                       ===========    ===========    ===========    =========   ===========
Weighted average shares outstanding,
    basic and diluted                    4,699,347      3,247,717      3,385,959    2,167,681     3,189,761
                                       ===========    ===========    ===========    =========   ===========


(a) Retroactively restated to combine the results of operations of Streamedia with those of Eons Ahead, Inc., as a tax-free reorganization by Streamedia in March 2000 and accounted for as a pooling of interests.

Balance Sheet Data:

-------------------------------------------------------------------------------------------------------------------
                                    As of June 30, 2000        As of December 31,              As of December 31,
                                       unaudited(a)                 1999(a)                          1998(a)
-------------------------------------------------------------------------------------------------------------------
Working capital (deficit)             $   1,402,216             $   5,647,152                  $  (128,239)
-------------------------------------------------------------------------------------------------------------------
Total assets                              4,140,136                 8,116,140                       88,947
-------------------------------------------------------------------------------------------------------------------
Total liabilities                           765,583                 1,604,713                      139,584
-------------------------------------------------------------------------------------------------------------------
Stockholder equity
(deficit)                                 3,374,553                 6,511,427                      (50,637)
-------------------------------------------------------------------------------------------------------------------

(a) Retroactively restated to combine the results of operations of Streamedia with those of Eons Ahead, Inc., as a tax-free reorganization by Streamedia in March 2000 and accounted for as a pooling of interests.

                                  RISK FACTORS

You should be aware that there are various risks associated with our business, and us including the ones discussed below. The following risk factors should be carefully considered, together with other information contained in this prospectus, in evaluating us.

Our Limited Operating History Makes It Difficult To Determine Our Future Success. Streamedia is currently just becoming operational. To date, we have generated limited revenues. We have experienced losses in each quarter since our inception. Our accumulated deficit as of June 30, 2000, was $7,967,217. In May 2000, we launched four network sites, but have not yet begun to generate significant revenues. You should consider Streamedia and our prospects in light of the risks, difficulties and uncertainties frequently encountered by companies in an early stage of development.

We May Not Be Able to Obtain the Financing and Capital Required to Maintain and Grow Our Business. For the six months ended June 30, 2000, we incurred a net loss of $3,753,173. We expect to incur additional capital expenditures and operating costs in connection with the operation and expansion of our network sites, which will result in significant losses for the foreseeable future. There can be no assurance that we will generate significant revenues or achieve profitable operations. Our independent certified public accountants' report on the financial statements for the year ending December 31, 1999, includes an explanatory paragraph stating that our ability to continue our business is dependant upon our ability to obtain additional capital, among other things, which raises doubts about our ability to continue as a going concern.

Possible Delisting of Securities From the NASDAQ stock Market; Risks of Low Priced Securities. While the Common Stock and warrants have met the current initial listing requirements for inclusion in the Nasdaq SmallCap market, there can be no assurance that we will continue to meet those listing requirements. Under the current criteria for continued inclusion on the SmallCap Market:

     1. We will have to maintain at least $2,000,000 in net tangible assets or $35,000,000 in market capitalization, or achieve net income of $500,000 for two of the last three years;

     2. The minimum bid price of the Common Stock will have to be $1.00 per share;

     3. There must be at least 500,000 shares in the public float valued at $1,000,000 or more;

     4.   The Common Stock must have at least two active market makers; and

     5.   The Common Stock must be held by at least 300 holders.

If we are unable to satisfy the SmallCap Market's maintenance requirements, our securities may be delisted. The Common Stock and warrants would then be traded only in the over-the-counter market, in the so called "pink sheets", or the NASD's OTC Bulletin Board. Consequently, the liquidity of our securities could be impaired.

In addition, if the Common Stock is delisted from trading on the SmallCap market and the trading price of the Common Stock falls below $5.00 per share, trading in the Common Stock may be subject to the penny stock trading rules promulgated under Section 15(g) of the Securities Exchange Act of 1934 and the relevant rules thereunder. The "penny stock" rules impose additional sales practice requirements on the broker-dealers who sell our securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual incomes exceeding $200,000 or $300,000 together with their spouse). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation received by the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination the penny stock is a suitable investment for the purchaser and the broker-dealer must obtain the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules and investors may find it more difficult to sell their securities.

The Exercise Price of the Warrants was Arbitrarily Determined. Prior to the initial public offering, there was no public trading market for our Common Stock or the warrants. Consequently, the exercise price of the redeemable warrants was determined by negotiation between the underwriters and us and is not necessarily related to our asset value, net worth, or other criteria of value. Among the factors considered in determining the offering price, and the exercise price of the warrants were our financial condition and prospects, our management, market price of similar Internet securities in comparable publicly traded companies, certain financial and operating information in companies engaged in activities of similar to ours and the general condition of the securities market. There can be no assurance that a regular trading market will be sustained.

Future Non-Public Sales of Our Securities May be on Terms More Favorable than the Terms of This Offering. In order to raise additional working capital, we could make a limited number of offers and sales of our Common Stock or other securities to investors exempt from registration under the securities laws. These purchasers may acquire securities on terms more favorable than offered to you. In addition, the price may not relate to any accepted measure of value, including the prevailing market price. We may make sales of our securities at a lower price than that of the warrants. In addition, any offering of additional unregistered shares would cause dilution in the interests of other shareholders.

The Outstanding Warrants May Adversely Affect us in the Future. The holders of the underwriters' warrants from our initial public offering will have until December 21, 2004, to profit from a rise in the market price of the Common Stock and warrants. Investors from our August 24, 1999 private placement, also have until July 31, 2004, to exercise warrants to purchase 1,089,000 shares of our Common Stock. The exercise of such warrants will cause dilution in the interests of other shareholders. Further, the terms on which we may obtain additional financing during that period, may be adversely affected by the existence of the underwriters' warrants. The holders of the underwriters' warrants may exercise their warrants at a time that we might be able to obtain additional capital through a new offering of shares on terms more favorable than those in this offering. We have agreed that, under certain circumstances, we will register under the securities laws the shares to be issued upon the exercise of the underwriters' warrants. Exercise of these registration rights could involve expense at a time when we could not afford the expense and may adversely affect the terms upon which we may obtain financing.

We Are Dependent On Key Existing And Future Personnel For Our Success. Streamedia's success depends on the efforts of certain members of senior management, particularly James Rupp (President and Chief Executive Officer) and Nicholas Malino (Executive Vice President, Chief Operating Officer and Chief Financial Officer). The loss of one or both of these individuals could adversely affect our business operations or prospects. These individuals have entered into employment agreements, but we cannot guarantee that either of these individuals will continue to serve in his current capacity or for what time period this service might continue. We have not obtained key man life insurance policies with respect to these individuals.

Our Principle Shareholders Own a Majority of the Shares Outstanding and May Control Us. Our officers and directors own a majority of the outstanding shares of Common Stock. These shareholders will be able to control the vote on election of directors and to substantially impact the vote on other matters submitted to shareholders. If these shareholders act together they will be able to substantially impact any vote of the stockholders and exert considerable influence over our affairs.

We Are Dependant On Continued Growth and Acceptance of the Internet. Our business, results of operations and financial condition could be materially adversely affected if widespread commercial use of the Internet does not develop, or if the Internet does not develop as an effective and measurable medium for advertising.

Rapid growth in use of and interest in the Internet is a recent phenomenon. There can be no assurance that acceptance and use of the Internet will continue to develop or that a sufficient base of users will emerge to support Streamedia's business. Our future revenues will depend largely on the widespread acceptance and use of the Internet as a source of multimedia information and entertainment and as a vehicle for commerce in goods and services. Our business, results of operations and financial condition could be materially adversely affected if use of the Internet does not continue to grow or grows more slowly than expected, Internet infrastructure does not effectively support the growth that may occur, or the evolution of broadband connectivity is slower or less widespread than anticipated.

In the event that the Internet does not continue to grow or grows more slowly than expected, we may not have the ability to generate sufficient revenues. We anticipate that advertising revenues will depend on, among other factors, pricing of advertising on other websites; the amount of traffic that our websites receive; and our ability to achieve and demonstrate user and member demographic characteristics that are attractive to advertisers. All of these factors are dependant on the growth and acceptance of the Internet.

To Remain Competitive We Must Adapt to Internet Technology Trends. The market for Internet broadcast services experiences rapid technological developments, frequent new product introductions and evolving industry standards. Many of our existing competitors, as well as potential direct competitors, have longer operating histories, greater name recognition, larger consumer bases and greater financial, technical, research, and marketing resources than ours. This may allow them to devote greater resources than we can to develop and promote their products. These competitors may also engage in more research and development, undertake more far reaching marketing campaigns, and make more attractive offers to existing and potential clients and employees, outside contributors, and advertisers. These competitors may develop content that is equal or superior to ours or that gains greater market acceptance than our content. It is also possible that new competitors may emerge and rapidly acquire a significant market share. We accordingly may not be able to compete successfully for advertisers, viewers, and technical employees, which could materially adversely affect our business, results of operations, and financial condition.

Furthermore, to remain competitive we must effectively use leading technologies, continue to develop technological expertise, and enhance our current services and continue to improve the performance, features and reliability of our network infrastructure. In addition, the widespread adoption of new Internet technologies or standards could require us to make substantial expenditures to modify our websites and services. If we fail to rapidly respond to technological developments, it could have a material adverse effect on our business, results of operations and financial condition.

Government Regulations. Certain existing laws or regulations specifically regulate communications or commerce on the Web. Moreover, laws and regulations that address issues such as user privacy, pricing, online content regulations, taxation and the characteristics and quality of online products and services are under consideration by federal, state, local and foreign governments and agencies. Several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and online services providers in a manner similar to the regulation of long distance telephone carriers and to impose access fees on such companies. Such regulation, if imposed, could increase the cost of transmitting data over the web. Moreover, it could take years to determine the extent to which existing laws relating to issues such as intellectual property ownership and infringement, libel, obscenity, and personal privacy are applicable to the web. The Federal Trade Commission and government agencies in certain states have been investigating certain Internet companies regarding their use of personal information. Any new laws regulating and/or relating to the web, or certain application or interpretation of existing laws, could decrease the growth in the use of the web, decrease the demand for our web site or otherwise materially adversely affect our business.


                                 USE OF PROCEEDS

The net proceeds of this Offering to us are $15,810,000. We intend to use the net proceeds as follows:

Use of Funds                        Offering
------------                        ---------
Capital Equipment                   $    700,000
Sales, Marketing and Promotion      $    500,000
Acquisitions                        $  4,000,000
General Corporate Purposes          $ 10,560,000
Offering Expenses                   $     50,000
                                    ------------
Total                               $ 15,810,000

Prospective investors should be aware that because the amount of net proceeds under this Offering are not determinable, the precise uses of those funds cannot be determined at this point. However, in the event that we do not receive the full offering, our priorities will in the following order: (1) pay the expenses associated with this offering; (2) general corporate purposes; (3) capital equipment; (4) sales, marketing, and promotion; and (5) acquisitions.

Investors should also be aware that although currently, the intended uses of those funds are in the general areas discussed above, if circumstances require the application of those funds for other matters relating to our business not contemplated here, those uses could be made.

The funds listed under the caption general corporate purposes will be used for, without limitation, general and administrative expenses, salaries and product development.

The Offering expenses include our estimate for the total accounting and legal fees.

Pending application of the net proceeds of this Offering, we may invest the net proceeds from this Offering in interest-bearing saving accounts, United States Government obligations, certificates of deposit of short-term interest bearing securities.

                                 DIVIDEND POLICY

We have never paid cash or other dividends on the Common Stock and we do not anticipate that we will pay cash dividends in the foreseeable future. The Board of Directors plans to retain future earnings for the development and expansion of business. Any future determination as to the payment of dividends will be at the discretion of the Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial condition, and any other factors that the Board of Directors may deem relevant.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion should be read in conjunction with our Financial Statements and Notes thereto which appear elsewhere in this document. The results shown herein are not necessarily indicative of the results to be expected in any future periods. This discussion contains forward-looking statements based on current expectations, which involve risks and uncertainties. Actual results and the timing of events could differ materially from the forward-looking statements as a result of a number of factors. For a discussion of the risk factors that could cause actual results to differ materially from the forward-looking statements, you should read the "Risk Factors" section of this document.

OVERVIEW

We were organized in the State of Delaware in 1998. From the date of our inception through the present, we have considered ourselves a development stage company. Our primary activities to date have consisted of the following:

Securing financing to begin the operating phase

We completed our Initial Public Offering on December 27, 1999. Prior to this date we completed only limited build-out and development of our technological infrastructure and recruited only a select few technical and managerial employees. Subsequent to the completion of the offering we began an extensive effort to develop a state-of-the-art infrastructure for video and audio streaming and to recruit and hire technical personnel to design, implement, and maintain these systems. The initial phase of this build-out was substantially completed in the second quarter of 2000.

Building of streaming infrastructure and the web sites

The streaming infrastructure consists of various local and wide area networks capable of streaming and storing large amounts of audio and video files. We have implemented networked environments for development, staging, and actual broadcast to the public over the Internet. The system combines a sophisticated network architecture to develop and deliver our content as well as a system to store files to be streamed.

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Recruiting technical and broadcast production talent

The area of streaming video and audio over the Internet is new and complex. There is an extremely limited pool of talent available with expertise in this field. We have spent a great deal of time recruiting and interviewing talent for these positions. We have had success in attracting and retaining individuals with the necessary talents and experience. We have approximately 36 employees the majority of which are Network Producers, Video Editing Technicians, Digital Asset Technicians, Web Designers, Web Developers, Programmers, and LAN and Database Administrators.

Developing and refining our business model

We have devoted time to refining our business model prior to commencing actual operations. Our business model has been built around multiple lines of product and services with multiple revenue sources. We originally contemplated four business lines, which have since been consolidated into two main revenue divisions built around the types of clients that each division services. The Streamedia Networks target the Internet users and our Business Services division is aimed at corporate clients.

Establishing a network of industry partners

The Internet industry has been built around establishing partnering arrangements with competitors and collaborators alike. In furtherance of our plan and objectives, we have established partnering arrangements with Real Networks, Inc., Real Media, Inc., Virage, Inc., Vignette, Inc., Screaming Media, Inc., Accrue Software, Inc., COMTEX Scientific Corp., Intraware, Inc., and Video Corporation of America, Inc.

Planning and developing of the Streamedia Networks

The Streamedia Networks are the showcase of our abilities in webcasting, streaming audio and video, and web site design and development. We have evaluated, acquired, and installed hardware and software associated with the development of the Networks including ad servers, syndication servers, database servers, multimedia delivery, Internet broadcasting, online content syndication, media asset management, online advertising and customer management.

During the quarter ended June 30, 2000, we officially launched the Streamedia Networks, which are our showcase for web design and broadcast programming. Each Network is devoted to a specific category of programming, such as women's issues or sports. Visitors to the Streamedia Networks are able to view live and on-demand video and audio programming in an environment similar to that of cable broadcasts, offering a wide scope of programming choices, interactive elements, convenient access to retail opportunities, and numerous sources of news and information in topics of interest. Much like cable and network television, we produce, aggregate and distribute content in various categories. Currently, we offer programming news and

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information on five Networks: Crimebroadcast, Motion Arts, Women on the Edge,
Sports Style and the Bijou Cafe.

Planning and developing our Business Services

Our business services are designed to provide technology and consulting expertise and services to traditional media companies, traditional businesses with media assets, and online businesses and web sites. Our Streamedia Digital Solutions includes encoding services, digital security, video indexing, broadcasting production, and web design. In developing our business services area, we have acquired and installed hardware and software that allows us to perform these services for other companies.

During the quarter ended June 30, 2000, we also launched our Internet professional services business and began producing revenues. The Internet professional services business provides consulting and design services relating to the construction of websites or Internet applications on the World Wide Web. The launch of our professional services was subsequent to the launch of the Streamedia Networks in May and was only operational for a portion of the quarter.

RESULTS OF OPERATIONS

On March 31, 2000, we closed a tax-free reorganization with Eons Ahead, Inc., a New York web design firm. The financial statements presented with this discussion reflect this transaction as a "pooling of interests" of Eons Ahead with our interests as the surviving company. The discussion that follows, and all future discussions, will exclusively address the financial statements of the "pooled" Company and retroactively combine the financial positions of Streamedia with Eons Ahead, Inc.

Six Months Ended June 30, 2000, Compared to Six Months Ended June 30, 1999.

REVENUES. Revenues increased by $78,721 or 151% to $130,830 for the six months ended June 30, 2000, as compared to $52,109 for the comparable period of 1999. For the three months ended June 30, 2000, revenues increased by $92,218 or 295% to $123,486, as compared to $31,268 for the comparable period in 1999. Revenues for the three and six month periods ended June 30, 2000, were primarily generated from our performance of Internet professional services, launched in May 2000.

The revenues for the three and six month periods ended June 30, 1999, are due to the tax-free reorganization of Eons Ahead, Inc., in March 2000, which was accounted for as a pooling of interests.

OPERATING EXPENSES. Total operating expenses increased by $3,373,118 or 546% to $3,991,120 for the six months ended June 30, 2000, as compared to $618,002 for the comparable period of 1999. For the three months ended June 30, 2000, total operating expenses increased by $1,932,252 or 517% to $2,306,192, as compared to $373,940, for the comparable period in 1999.


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The increases in operating expenses for the three and six month periods ended
June 30, 2000, were due to recruiting, hiring, and training of additional technical and administrative employees, product development costs, implementing of systems including our video storage systems, Internet service provider costs and other general and administrative expenses.

LIQUIDITY AND CAPITAL RESOURCES. We incurred net losses every quarter since our inception. For the six months ended June 30, 2000, we incurred a net loss of $3,753,173, an increase of 560% as compared to a net loss of $568,257, for the six months ended June 30, 1999.

For the six months ended June 30, 2000, we expended approximately $1,269,000 for property and equipment assets. This represents a substantial portion of our technical capital infrastructure. We estimate we will spend an additional $600,000 completing our infrastructure. We expect to complete this build-out in the third and fourth quarters of fiscal 2000, at which time we anticipate that the monthly rate of capital expenditures will significantly decrease.

Period from January 13, 1998 (date of inception) to December 31, 1998 Compared to Year Ended December 31, 1999.

REVENUES. Revenues increased by $143,853 or 787% to $162,139 for the for the fiscal year ended December 31, 1999, as compared to $18,286 for the period from January 13, 1998 (date of inception) to December 31, 1998.

OPERATING EXPENSES. Total operating expenses increased by $2,894,557 or 649% to $3,340,406 for the fiscal year ended December 31, 1999, as compared to $445,849 for the period from January 13, 1998 (date of inception) to December 31, 1998.

LIQUIDITY AND CAPITAL RESOURCES. We incurred net losses every quarter since our inception. For the fiscal year ended December 31, 1999, we incurred a net loss of $3,785,824, an increase of 784% as compared to a net loss of $428,220, for the period from January 13, 1998 (date of inception) to December 31, 1998.

We have financed our operations primarily through sales of equity securities and the private placement of debt instruments. For the six months ended June 30, 2000, we raised $299,200 from the sale of common stock pursuant to the exercise of the underwriters' overallotment option in connection with our initial public offering. From January 13, 1998 (the date of our inception), to June 30, 2000, we have raised approximately $12.8 million from the sale of common stock and the placement of debt (before underwriting discounts and offering costs). We completed our initial public offering on December 27, 1999, and repaid $1,878,125 in debt and interest. On December 31, 1999 our principal source of liquidity is $6,693,061 of cash and cash equivalents.

During this fiscal year, we plan to implement several business strategies. These include substantially adding to our library of broadcast content and to develop our Internet professional services offerings. We intend to focus our efforts on the expansion of our professional services since we believe that it represents our best short-term path to profitability. The Network or


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Content portion of the business will be built out more gradually, as our resources will be expended on the areas representing the potential for greatest return.

To accomplish these objectives, we need to:

o Make substantial investments in capital equipment, such as web servers, storage devices, and other specialized computer and communications equipment, and

o Hire or otherwise contract with highly specialized personnel to develop, configure, administer, and operate Web sites, broadcast equipment and infrastructure for our company and our corporate clients.

While we are building and subsequently launching Network and Channel sites, we will be purchasing, or otherwise producing or acquiring, audio and video content. Such content needs to be prepared for delivery via a process known as encoding. The encoding process is required to prepare the content for streaming, or broadcasting, over the Internet. In addition to encoding out own material for broadcast, we will also provide encoding services to outside parties for fees based on the number of minutes encoded.

We plan to acquire additional content. Current industry conditions render it difficult to secure "exclusive" rights to numerous classes of content suitable for broadcasting over the Internet. To the extent to which we cannot capture exclusive broadcast rights, we will be in competition with other web sites attempting to attract audiences by offering some of the same programming.

We anticipate that any rise in our industry stature, such as by launching a series of successful sites, selling business to business services, and supplying third party sites with programming, will assist us to further market business to business professional services, and thereby proportionately increase our revenue. We expect expenditures to rise in proportion to each phase of our build out. While we anticipate increased revenues concurrent with the build out, delays in product development or the institution of marketing programs could result in the risk of prolonged absence of revenues, profits, or working capital.

Nevertheless, we believe that to accomplish our business objectives we will have to continue to expand our operations. However, our limited operating history makes predictions of our future results of operations difficult to access. We have incurred net losses in each fiscal period since our inception and, as of June 30, 2000, we had an accumulated deficit of $7,967,217. To date, although we are beginning to generate revenues, we may never achieve profitable operations. Our history of net losses raises doubt about our ability to continue operations. Based upon our projected costs for the year 2000 and our past operating losses, we will need to obtain sufficient additional financing or other working capital to fund our operations.

If we do not obtain additional financing or working capital, we believe that limiting our planned expansion and by reducing sales, marketing, and advertising budgets, our cash and cash equivalents will be sufficient to meet our working capital and capital expenditure requirements

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through at least the end of 2000. Thereafter, if cash generated from operations is insufficient to satisfy our liquidity requirements, we may need to sell additional equity or debt securities to continue as a going concern.

                                    BUSINESS

A.   BUSINESS DEVELOPMENT

Streamedia Communications, Inc. ("Streamedia" or "the Company") is a Delaware Corporation. Our principal business address is 244 West 54th Street, 7th Floor, New York, New York, 10019. Our telephone number is (212) 445-1700.

We started in January 1998 to develop broadcast oriented websites. The partnership evolved into Streamedia Communications, L.L.C., a New Jersey limited liability company, in September 1998, to continue the business plan initiated by the partnership. Streamedia Communications, L.L.C., was subsequently reorganized into a Delaware Corporation in December 1998.

We have never been a party to any bankruptcy, receivership, or similar proceeding.

B.   BUSINESS OF THE REGISTRANT

GENERAL

We provide website owners and content publishers with cost-effective services and tools for streaming, or broadcasting, live and on-demand video and audio content over the Internet. We have also created and operate a series of websites we call the "Streamedia Networks." Our business, therefore, has two primary components: we act as an Internet content publisher and broadcaster, and as a business-to-business service bureau, for hire, to assist other businesses to publish and broadcast their content on the Web. Each area of activity is expected to generate multiple sources of revenue.


Our content websites and the broadcast programming that they feature provide examples of the services we are able to provide on a business-to-business basis. Our streaming media services enable web users to enjoy activities such as:

     o    Listening to radio broadcasts on the Internet

     o    Watching news, sports, and cultural events from around the world

     o    Experiencing interactive presentations

     o Accessing unique work by artists who do not sell their work to traditional broadcasters in television or radio

     o Hearing public company financial presentations as they happen, or on a replay basis

     o Watching classic and independent films not easily available from other sources

     o    Watching music videos or listening to songs on demand

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     o    Participating in live interactive webcasts or Internet conferences o
          Gathering important health information on a confidential basis

     o    Joining an Internet "community"

     o    Researching products for which they are shopping

THE STREAMEDIA NETWORKS

The Streamedia Networks are our showcase for web design and broadcast programming. Each Network is devoted to a specific category of programming, such as women's issues, or sports. Visitors to the Streamedia Networks are able to view live and on-demand video and audio programming in an environment similar to that of cable broadcasts. Much like cable and network television, we produce, aggregate and distribute content in various categories. Currently, we offer programming news and information regarding motion art, crime, sports, women, and entertainment. Each Network and any channel associated with it is capable of carry advertising.

Much of the programming available on the Streamedia Networks represents proprietary productions by our staff. Other aspects of our programming are materials to which we have acquired the rights, or obtained a distribution license from the owner. We anticipate that most of our content will continue to be offered at no charge to end-users: our goal is to capture the maximum possible consumer audience. To see and hear our programming, the public does not require special hardware or software beyond that of standard media players, such as those produced by Microsoft, Inc., and RealNetworks, Inc., and browsers routinely supplied by computer manufacturers and Internet Service Providers.

ACTIVE NETWORKS AT WWW.STREAMBROADCAST.COM:

STREAMEDIA MOTION ARTS - a network focused on the visual arts, particularly animation, experimental cinema, and digital multimedia work of artists, directors, and producers. Employing high-end graphics, Motion Arts is primarily intended for broadband users and provides a forum for artists to display their works.

STREAMEDIA CRIME BROADCAST - a network focused on promoting public awareness and community action in the fight against crime. This network's focus is on crimes against people and has segments on serial killers, kidnapping, and assault. It also covers the latest technology available in the fight against crime and information of public interest on topics of current interest related to crime and law enforcement.

STREAMEDIA SPORTS STYLE - a network focused on the pursuit of personal athletic participation and enjoyment of Extreme Sports. This network's programming is designed to inform the aficionado and enthusiast and to facilitate learning about various sports and participation in them. The balance sport brings to one's lifestyle is a central theme of Sports Style.

WOMEN ON THE EDGE - a network focused on profiles of heroines of our time. The network is segmented into user groups along the lines of "Women on the Edge:
Maturity," "Women on the Edge: Adrenaline," "Women on the

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Edge: Arts," etc. By providing a venue for profiles of heroines, the network provides positive role models for women in any stage of life.

STREAMEDIA ENTERTAINMENT (BIJOU CAFE) - a network focused on the short film genre works such as comedies, horror movies, and westerns, and campy B movies. This sire allows visitors to view and discuss short films, film making, and to submit their own films.

We intend to offer the following types of programming, some of which is already available at our sites. The list is representative, not exhaustive:

--------------------------------------------------------------------------------
Concerts                              Children's shows
Comedy Routines & movies              Workout & Training films
Cartoons                              US & International News
High-end Graphic arts                 Talk and call-in shows
Video and Audio Press Releases        Extreme Sports
"How-to" shows                        Interviews
Investor Conferences                  Corporate Video Profiles
Fashion Advice                        Infomercials
Medical Symposia                      Trade Shows Celebrity interviews
Analyst and Broker Presentations      Awards Ceremonies
Documentaries                         Educational Videos
Women's Interests                     Political Programming
True crime studies                    Independent Films and Shorts
Sales Training Seminars               Travel Footage
Distance Learning Sessions            Biographies
Full-length movies                    Religious Programs
FM radio stations                     Genre and independent films

--------------------------------------------------------------------------------


THE BUSINESS SERVICES

BUSINESS-TO-BUSINESS CORE COMPETENCIES

Business Services mission is to provide technology and consulting expertise and services to conventional media companies, traditional businesses with media assets, and online businesses and websites needing to coordinate and control their media assets to increase profits, enhance branding, increase their distribution, and raise their industry stature. We will emphasize the role of Media Resource Planning, the digital counterpart to ERP, Enterprise Resource Planning-in any company's future.

Streamedia Business Services has the following capacities:


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     o    Capture and convert traditional non-digital media such as film and videotape assets to digital format

     o Store these converted media assets in a digital environment which may be indexed so that the digital files can be searched for content.

     o    Provide a commerce-enabled web interface to that digital environment

     o Furnish scalable and reliable distribution means to delivery for all products including professional quality video

     o Track the use of media assets throughout the broadcast, cable and Internet marketplace

     o Provide consulting expertise and technology to help companies build similar, but non-competitive systems at the "company-wide" level.


THE STREAMEDIA DIGITAL SOLUTIONS(TM)

The centerpiece of Streamedia's Business-to-Business Strategy is the Streamedia Digital Solutions(TM). Streamedia's Digital Solutions(TM) allow owners of traditional types of media, such as film, photographic, and video and audio libraries, to display their content over the Internet. The digitization of traditional media assets is recognized as a method to preserve and protect fragile media assets such as film. Moreover, Streamedia Digital Solutions(TM) process also allows media owners to:

     o Enhance their video or audio asset through Streamedia's ability to optimize the video or audio and in some cases to restore faded or damaged media

     o Index a video library, using third party software, rendering the digitized content searchable by spoken words, by the recognition of the names and faces of the speakers, or by identification of the topics discussed during each segment of the video

     o Transform the old-media asset into a compelling web experience and a completely new broadcast platform capable of featuring personalized, targeted advertising, community-building and e-commerce

     o    Distribute their assets to new markets

We can capture media from all popular formats, whether digital or analog. We process the captured media using several hardware and software based audio and video optimization technologies. These upgraded versions of the media are encoded for digital storage in one or more streaming formats, ready for broadcast.

As part of the full process, we use software that divides video into segments by indexing visual scene changes, spoken words, names and faces of recognized speakers, and topics discussed within each segment. The software we use creates a graphic and textual summary of the video. This index is synchronized during a concurrent encoding process while preparing streaming video files. These capabilities make it easier for both content owners and Internet users to search for and use video content. Whether the users are looking for a particular character or person, or topic, the ability to


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search by keyword allows them to generate search results lists, and then, in some cases, go directly to the section in the video that is of interest to them.

We store the media files and descriptive metadata generated as part of our encoding process in a proprietary Oracle database. Our web development team designs and builds a sophisticated graphic user interface to provide a web front end to the data. This Graphic User Interface, or GUI can feature intuitive navigation schema, and advanced personalization techniques, which enable targeted advertising and other commerce opportunities. Lastly, we publish all of the data and graphics to the web. We host our sites, and can host sites or partial sites, and media, for our clients. The value added situation deriving from our hosting services is that the Streamedia Networks can actually become a third party's additional broadcast venue, thereby increasing a client's distribution footprint, opening them into new markets, and generating additional branding and sales pathways.

The Streamedia Digital Solutions provide a comprehensive set of applications, capacities, and services to third parties who need to deploy their media assets to the web rapidly, powerfully, and in an aesthetically appealing manner. The solutions provide improved access to video content, the opportunity to achieve greater distribution, greater user interaction and community building tools, improved capacity for personalization and targeted content delivery, and increased commerce opportunities.

BUSINESS STRATEGY

Increasingly, the media we work with in the printing, publishing, and graphic arts industry are digital, and for good reason. Digitization often enhances quality; improves control; speeds and widens distribution; and reduces costs. However, the migration into a digital world also poses several major challenges. The media themselves are increasing in complexity: resolutions are increasing, file structures are becoming more sophisticated and flat media is giving way to multimedia, including video and audio. There may be many versions of a media created during development, any one of which may have to be accessed and, due to the range of media in which they appear, they may have to be saved in any of multiple formats. The number of publications--paper and electronic--is exploding, which increases the digital data requirements. This demand is increasing the value of these digital resources, both to those who produce them and to those who use them.

Business Services' mission is to provide technology and consulting expertise and services to conventional media companies, traditional businesses with media assets, and online businesses - with a desire to coordinate and control their media assets to increase profits, enhance branding, increase their distribution, and raise their industry stature. We will emphasize the role of Media Resource Planning-the digital counterpart to ERP, Enterprise Resource Planning-in any company's future.

The Internet marketplace is poised for a revolution in methodology, not just technology. Known currently as a tool for finding news and entertainment information, we believe that the next step in the evolution of the web will focus in wide-spread adoption of the narrative in an interactive environment-the telling of multiform stories with an active audience so engrossed in the tale that

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the procedural participatory nature of their involvement does into interfere.
This symbiotic bond between the best in interactive Internet technology and television production will lead the next transformation of the web and media marketplace.

Our Internet technology experts are working to develop methodologies for deriving optimum benefits from these new tools. Our Business Services unit will market these capacities and technologies to third parties.

MARKETING AND SALES

We rely on a variety of marketing methods, including direct marketing, trade show and conference participation, our corporate site, the Streamedia Networks, and collateral sales materials. We will continue to raise our stature in the Internet community and position the Streamedia brand as we develop our sales and marketing activities.

We segment our target markets into a broad range of categories. Each of these categories has qualities which allows our personnel to approach a potential client with opportunities relating to both business to business services, as well as for content arrangements taking one of many possible forms.

Professional Services                        Retail (including e-commerce)
Telecommunications                           Non-profit
Media and Entertainment
DESCRIPTION OF SERVICES

THE BUSINESS SERVICES

We are providing Internet media infrastructure services and applications. Together, these form end-to-end solutions for the delivery of rich media over the Internet. The Streamedia Digital Solutions include encoding, or processing audio and video into a format that enables it to be broadcast as streaming media. The Solutions also include media hosting and serving. Our services, systems and applications can now scale to encompass jobs requiring high performance and large quantities. We can assist customers to get their media to market rapidly and effectively. Examples of the types of services we provide that are included in the Streamedia Digital Solutions:

Encoding Services

To be distributed over the Web, all audio and video content must be encoded. We are able to convert content from all major input formats, whether analog or digital, and convert them to the common streaming media formats for distribution at a full range of bit rates. We can capture source content via tapes, satellite transfer, compact disks, FTP, and other methods.
We offer encoding services to our customers through our internal staff. In addition, we have understandings with major vendors to process any high volume work we may need to complete.

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We offer encoding in a number of digital formats, including MPEG, QuickTime,
AVI, Microsoft's Windows Media Player and RealNetworks' RealServer 7.0.

Digital Security

After we have encoded, we can also generate watermarking, encryption, or other digital rights and security technologies to protect and manage content. Information can be embedded within digital audio or video to provide copyright and intellectual property protection. Such processes have become particularly important to rights holders wishing to protect their economic interest in properties they have bought or created.

Metadata Collection and Analysis

Our encoding processes generate substantial metadata to augment the media file proper. Such information includes fields indicating an artist, director, title, style, keywords, or any other field appropriate to a given project. Metadata files allow content owners and users to search, track, protect, and manage their digital media content in a more effective manner. We increase the value of video to content owners by enabling them to use their video in targeted applications such as advertising and electronic commerce.

Broadcast Production

Our staff includes numerous broadcast industry professionals with cable and network television broadcast production experience. Their skills have adapted to working within the unique parameters of producing for a web experience. We provide a full range of services, spanning from pre- to post production, live events, the construction of studios and edit bays, treatments and scriptwriting.

Web Design

Our web design team can develop channels through which our customers can distribute their programming. They can conceptualize and execute an entire corporate presence. Our web developers have core competencies in such areas as:

     o    Conceptual development

     o    Graphic interface design

     o    3-D design and animation

     o    Multimedia applications

     o    Interactive components

     o    Intranets/Extranets

     o    Database design

     o    CD-ROM development

     o    Network applications


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     o    Connectivity tools

     o    E-Commerce applications

     o    Interactive kiosks

Web and Media Distribution

We provide complete solutions for hosting and serving web pages and multimedia. Our customers can store video and audio clips at our hosting facility or at distributed networks, such as the Real Broadcast Network, for which we have a reseller relationship. We have built and continue to build out an in-house data center, and our technicians integrate servers and connectivity to other Networks and service providers.

ADVERTISING, SPONSORSHIP, SUBSCRIPTION & E-COMMERCE

Streamedia's Networks provide narrowcast models for advertisers. Our programming will help focus like-minded users/viewers on specific categories of entertainment, education and information programming.

Traditional broadcasters have limited capacity to measure or identify in real time their listeners or viewers. In contrast, Internet broadcasters can target advertising with a precision that television and cable broadcasters cannot. Use of the latest personalization technologies will allow us to gather specific data on users/viewers for advertisers.

In order to build enduring visitor relationships we plan to build our visitor acquisition and support practices based on one-to-one marketing strategies. To maintain a competitive edge, we plan to continuously learn from interactions with individual visitors. Our strategy is to aggressively respond to the information those interactions elicit, and engage our customers to ensure they never want to leave.

We can make our visitors more loyal and more profitable to Streamedia by establishing a "Learning Relationship" with each of them, starting with the most valuable visitors. A Learning Relationship is a relationship that gets smarter and smarter with every user interaction. The user tells us of some need, and we customize our product and services to meet that need. Then with each interaction our products get better and better at fitting themselves to that particular visitor. Now, even if a competitor offers similar type of customization and interaction, the visitor won't be able to get the same level of convenience from the competitor until the visitor re-teaches the competitor what he or she has already spent time and energy teaching us. In effect, our product becomes more and more valuable to a visitor with each successful interaction and transaction.

Raw Materials

The use of raw materials is not now a material factor in our operations.

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Competition

We believe our approach to establishing Streamedia as an emerging leader in its fields reduces the threat of competition. Nevertheless, the market for Internet broadcasting and news distribution services is highly competitive. We expect that competition will continue to increase. We compete with:

     o Other websites, Internet portals, dial-up software applications and Internet broadcasters to acquire and provide content and act as a gateway to attract users,

     o    Other providers of Internet professional services;

     o    Other providers of website design and development consulting services;
          and

     o Other providers of application service providers and hosting, storage, serving, streaming, encoding, and media management services.

There can be no assurance that we will be able to compete successfully or that the competitive pressures will not have a material adverse effect on our business, results of operations and financial condition. Competition among websites that provide compelling content, including streaming media content, is intense, and we expect competition to increase significantly in the future. Traditional media may expend resources to establish a more significant Internet presence in the future. These companies have significantly greater brand recognition and greater financial, technical, marketing and other resources than us. We also compete with other Internet technical service providers.

Dependence on a Few Major Customers

Streamedia is not dependent on any one customer for any material percentage of our revenues.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements, or Labor Contracts, Including Duration

We regard some components of technology still in development stage as proprietary and will attempt to protect those components with patents, copyrights, trade secret laws, restrictions on disclosure and other methods.

We pursue registration of our trademarks and service marks. We have, for example, undertaken to protect our right to use the names "Stream," "Streamedia," "Stream Wire," "Streamedia Webcasting," "StreamGuide," "StreamPlayer," "StreamTuner," and other names and logos unique to Streamedia by filing for trademark registration with the United States Patent and Trademark Office. Our applications are still open pending potential opposition from third parties. If there is no opposition filed in the Office of Patent and Trademark, we will be granted these marks. There has been no opposition filed to date.

Need for Government Approval

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


The Company does not require approval of any government agency to produce or market its services.

Effect of Existing or Probable Government Regulations on the Business

Certain existing laws or regulations specifically regulate communications or commerce on the web. Moreover, laws and regulations that address issues such as user privacy, pricing, online content regulations, taxation and the characteristics and quality of online products and services are under consideration by federal, state, local and foreign governments and agencies. Several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and online services providers in a manner similar to the regulation of long distance telephone carriers and to impose access fees on such companies. Such regulation, if imposed, could increase the cost of transmitting data over the web. Moreover, it could take years to determine the extent to which existing laws relating to issues such as intellectual property ownership and infringement, libel, obscenity, and personal privacy are applicable to the web. The Federal Trade Commission and government agencies in certain states have been investigating certain Internet companies regarding their use of personal information. Any new laws regulating and/or relating to the web, or certain application or interpretation of existing laws, could decrease the growth in the use of the web, decrease the demand for our website or otherwise materially adversely affect our business.

Research and Development

Our research and development requirements primarily consist of keeping current on developments relating to technology to support the objectives of our business plan and other aspects of operating an Internet-based broadcasting venture. In addition, we have developed several proprietary applications created specifically for our Networks. As of the date of this report we have hired 15 employees who are responsible for developing and implementing our websites. Since inception, we have spent $524,501 on the development and upgrading of our software and application maintenance.

Environmental Compliance

We do not face any environmental compliance issues or costs.

Employees

We employ 34 full time employees and have 2 part-time employees working for us. Of the 34 full time employees, 6 are in administration, 23 in operations, and 5 are in sales and marketing. None of our employees are represented by a labor union and we consider our relationship with our employees to be good.

PROPERTY

Our principle administrative, sales, marketing and research development facilities are located at 244 West 54th Street, 7th and 12th floors, New York, New York. The current rent for the space is $19,600 per month and our lease expires in July 2002. We believe that our current facilities will be adequate to meet our needs for the foreseeable future.

                                   MANAGEMENT

Our current directors and executive officers, who will serve until the next annual meeting, or until their successors are elected or appointed and qualified.

--------------------------------------------------------------------------------
NAME                  AGE   DIRECTOR SINCE              POSITION
--------------------------------------------------------------------------------
Gayle Essary          59      1998     Chairman of the Board, Vice President
--------------------------------------------------------------------------------
James Rupp            38      1998     Director, President, Chief Executive
                                       Officer
--------------------------------------------------------------------------------
Nicholas Malino       49      1998     Director, Executive Vice President,
                                       Chief  Operating Officer, Chief
                                       Financial Officer
--------------------------------------------------------------------------------
Henry Siegel          56      1999     Director
--------------------------------------------------------------------------------
Robert Wussler        60      1999     Director
--------------------------------------------------------------------------------
David Simonetti       30      1999     Director
--------------------------------------------------------------------------------
Robert A. Shuey, III  45      2000     Director
--------------------------------------------------------------------------------
James Schroeder       49      2000     Director
--------------------------------------------------------------------------------

Gayle Essary is one of the founders of Strend has served as Chairman of the Board of Directors and Vice President-Strategic Development since its inception. From September 1996 to the present, Mr. Essary has served as Chairman of the Board of Directors of IRI, Inc. a publicly held company in the investment data and information industry. He has also served as IRI's Chief Executive Officer from July 1997 to the present. From 1995 to 1997, Mr. Essary was founder and publisher of StreetLevel, the Waaco Kid's Forum newsletters, and other electronic products which have since merged into Capital Markets Communications Corporation. From 1988 to 1997, Mr. Essary was a Principal of New York Management Group, which provided consulting and support services to various firms and organizations, including The Thomson Corporation. From 1981 to 1988, Mr. Essary was Managing Director of the Media Financial Group and The Media Center, both companies engaged in consulting for media properties. From 1973 to 1980, Mr. Essary was President of ESCO Publishing Co., Inc., and Huthig-ESCO Publishing, Inc., which published two international dental business magazines, one of which led its field in distribution and advertising revenues. Mr. Essary studied journalism at The University of Texas.

James D. Rupp is one of the founders of Streamedia and has served as Chief Executive Officer, President and Director since Streamedia's inception. From July 1997 to September 1998, Mr. Rupp served as President, Chairman and Chief Executive Officer of Capital Markets Communications Corporation, an editor and publisher of a series of electronic newsletters, including StreetSignals(TM), TradeSignals(TM), PowerSignals(TM), AmexWire(TM), and the Waaco Kid's Forum(TM). Mr. Rupp continues as Capital Markets' Chairman. Mr. Rupp organized Web2Ventures, L.L.C., a company formed in February, 1998 to incubate, capitalize, and invest in emerging Internet firms. Since its inception, Mr. Rupp has served as the Manager of Web2Ventures. From 1990 to 1996, Mr. Rupp served as General Manager of a restaurant management concern in New York City. Mr. Rupp holds a Bachelor of Arts degree from the State University of New York at Binghamton and has pursued graduate studies in information sciences and literature at the Universities of Delaware and Maryland.

Nicholas Malino has served on the Board of Directors since 1998 and as Streamedia's Chief Financial Officer since November of 1998 and as Executive Vice President and Chief Operating Officer since August of 1999. Previously, he served as President and Chief Executive Officer of ATC Group Services, Inc., a $160 million national business services firm, providing specialized technical and project management services to Fortune 500 companies and federal, state, and local government agencies. During his tenure, he completed 16 acquisitions, ranging in size from $1 million to $85 million in gross revenues, during which time the company achieved the second highest price/earnings ratio in its sector. ATC Group Services also led its sector in profitability for twelve consecutive quarters. Mr. Malino has both a Masters of Business Administration degree in Finance, and Master and Bachelor of Science degree in Biology from the University of Bridgeport.

Henry Siegel has served as a Director of Streamedia since February of 1999. From 1995 to the present, Mr. Siegel has been the Chairman and Chief Executive Officer of Kaleidoscope Media Group, a publicly held company. Kaleidoscope is a worldwide distributor of television and home video programming including the ESPY Awards Show. Mr. Siegel began his career at Grey Advertising and in 1974 he was placed in charge of its media operation, managing all areas of media planning, research and execution. In 1976, Mr. Siegel founded Lexington Broadcasting Services (LBS), where he pioneered the concept of barter syndication (advertiser-supported television). As Chairman and Chief Executive Officer of LBS, Mr. Siegel developed numerous successful television series, including Fame and Baywatch. Mr. Siegel has been named by Advertising Age Magazine as one of the pioneers of the first 50 years of television.

Robert J. Wussler has served as a Director of Streamedia since February of 1999. Mr. Wussler is the Chairman of the Board of Directors of US Digital Communications, Inc., a publicly held company. From 1992 to the present, he has served as the President and Chief Executive Officer of the Wussler Group, a media-consulting firm. From 1994 to the present, Mr. Wussler has served as the President and Chief Executive Officer of Affiliate Enterprises, Inc., a company formed by ABC Television affiliates to pursue new business opportunities, including emerging technology applications. From 1989 to 1992, Mr. Wussler was the President and CEO of COMSAT Video Enterprises, a major supplier of satellite entertainment to the nation's lodging industry. Between 1980 and 1989, Mr. Wussler served as Senior Vice President, Corporate Executive Vice President, and President of Turner Broadcasting's Superstation, WTBS. During his 10 years at Turner, Mr. Wussler co-founded and organized CNN Headline News, and became a key player in the development of WTBS and the formation of TNT. Prior to joining Turner, Mr. Wussler served as President of CBS Sports and the CBS Television Network. Mr. Wussler is a past Chairman of the National Academy of Television Arts and Sciences, and recipient of five Emmy Awards. Mr. Wussler also serves on the Board of Directors of Ednet, Inc., a publicly held company which develops and markets integrated digital communications systems for the entertainment industry, and the Board of Directors of The Cousteau Society.

David J. Simonetti has served as a Director of Streamedia since September of 1998. Since October of 1998, Mr. Simonetti has served as Co-Chairman and Chief Executive Officer of VentureNow, Inc., a private venture capital concern. From August 1997 to December 1998, Mr. Simonetti was Chief Executive Officer of Invoke Distribution, L.L.C., a marketing and advertising company. From February 1997 to October 1998, Mr. Simonetti was Chief Executive Officer of Projix Corporation, an Internet software company. From October 1994 through February 1997, Mr. Simonetti served as Vice President and Chief Operating Officer of Edmar, Inc., a construction management company. Mr. Simonetti also serves on the Board of Directors of NuOncology Labs, Inc., a publicly-held company. Mr. Simonetti holds a Bachelor of Arts degree from Marlboro College, in Marlboro, Vermont.

Robert A. Shuey, III has served as a director of Streamedia since January 2000. Mr. Shuey is the Chief Executive Officer and a Managing Director of Investment Banking for Institutional Equity. In September 1997, he founded Tejas Securities Group, a securities broker/dealer headquartered in Dallas, Texas, and served as a managing director and CEO until August 1998. From June 1996 to September 1997, Mr. Shuey was a vice president of investment banking at National Securities (a broker/dealer), and prior to that he was associated with various securities broker/dealers. He is a member of the Board of Director of Institutional Equity Corporation, Autobond Acceptance Corporation, Westower Corporation, and Transnational Finance Corporation. Mr. Shuey is a graduate of Babson College with a Degree in Economics and Finance.

James W. Schroeder has served as Advisor to the Board of Directors of Streamedia since March 1999. Since 1984, Mr. Schroeder has been Vice President-Tax, Thomson U.S. Holdings Inc. - the U.S. subsidiary of the Thomson Corporation, an E-commerce and solutions company. Prior to joining The Thomson Corporation, he was Vice President-Tax for BBDO, Inc., now Omnicom, Inc., where he started the company's worldwide tax department and was Tax Supervisor for the Celanese Corp., now Hoescht-Celanese, and Tax Analyst for Chase Manhattan Bank, NA. Mr. Schroeder is a member of the Board of Directors of Westchester-Fairfield Chapter of the Tax Executives Institute, Chair of the Electronic Publishing subcommittee of the Media Tax Group, Chair of its delegation to the NTA Electronic Commerce and Telecommunications Project and a member of the International Tax Foundation, International Fiscal Association, Foreign Owned Group, Stamford Tax Association and the Newspaper Association of America. Mr. Schroeder obtained his MBA from Pace University and his Bachelor's Degree from the State University of New York at Albany.

COMPENSATION OF DIRECTORS

The directors of the Company who are employees do not receive any compensation from the Company for services rendered as directors. Outside directors receive $1,000 a month pay plus travel expenses, reimbursements, and $500 per meeting attended. Under the 1999 Incentive and Nonstatutory Stock Option Plan, Mr. Simonetti was issued 10,000 options, Mr. Siegel and Mr. Wussler were issued 40,000 stock options, and Mr. Schroeder was issued 25,000 options.

EXECUTIVE COMPENSATION

Employment Agreements. We have entered into employment agreements with Mr. Rupp, Mr. Essary, and Mr. Malino

The following table sets forth the compensation earned by the Company's executive officers for services rendered in all capacities to the Company for the fiscal year ended 1999 and from January 13, 1998 (date of inception) to December 31, 1998.

                           Summary Compensation Table


                                                                          Long Term Compensation
                                                                         ---------------------------   ---------
                      ANNUAL COMPENSATION                                         AWARDS                Payouts
----------------------------------------------------------------------   ---------------------------   ---------
   (a)                (b)         (c)          (d)              (e)         (f)            (g)           (h)        (i)

                                                               Other                     Securities                 All
Name                                                           Annual     Restricted       Under-                   Other
And                                                            Compen-     Stock           lying         LTIP      Compen-
Principal                                                      sation     Award(s)        Options/      Payouts    Sation
Position               Year      Salary($)    Bonus($)          ($)         ($)            SARs (#)      ($)        ($)
------------------------------------------------------------------------------------------------------------------------------------
James Rupp, CEO and    1999       $180,000                                 ____           ____        ____            ____




          President    1998         ---

Gayle Essary, VP       1999      $140,000
                       1998       ---                                                                  ____            ____

Nicholas Malino        1999      $220,000      $100,000                     ___            ____        ____            ____
  CFO, COO and EVP     1998       ---


In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits received by executive officers that are available to salaried employees of the Company, and certain perquisites and other personal benefits received by executive officers that do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed on this table.

This table does not include a $250.00 a month non-accountable expense allowance the named executive officers receive.

Mr. Malino's salary includes a $40,000 per annum housing allowance to cover the costs associated with having to maintain a residence in New York, New York. This number is reflected in the above-table.

STOCK OPTION PLAN

In June 1999, the board of directors adopted the 1999 Incentive and Nonstatutory Stock Option Plan (the "1999 Plan"). An amendment to increase the share reserve was retroactively adopted by the Board in December 1999. In May 2000, the shareholders approved an increase to the share reserve to 1,000,000 from 500,000.

TERMS OF THE 1999 PLAN

The following is a summary of the principle features of the 1999 Plan, as amended. The summary, however, does not purport to be a complete description of all of the provisions of the 1999 Plan.

Options granted under the 1999 Plan may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code or non-statutory options not intended to satisfy such requirements.

Administration

The Board of Directors has the exclusive authority to administer the 1999 Plan. However, the Board may delegate this authority to a compensation committee which must be comprised of at least two non-employee directors.

The Board of Directors and/or the Committee have authority to (a) grant, in its discretion, Incentive Stock Options in accordance with Code section 422 or Nonstatutory Options; (b) determine in good faith the fair market value of the stock covered by an Option; (c) determine which eligible persons shall be granted Options, the number of shares to be covered by the Options and the restrictions, terms and conditions thereof; (d) construe and interpret the Plan;
(e) promulgate, amend and rescind rules and regulations relating to its administration, and correct defects, omissions and inconsistencies in the Plan or any Option; (f) consistent with the Plan and with the consent of the Optionee, as appropriate, amend any outstanding Option or amend the exercise date or dates; (g) determine the duration and purpose of leaves of absence which may be granted to Optionees without constituting termination of their employment for the purpose of the Plan; and (h) make all other determinations necessary or advisable for the Plan's administration.

Share Reserve

Currently, a total of 1,000,000 shares of Common Stock have been authorized for issuance under the 1999 Plan.

Eligibility

Employees, officers, directors and consultants in the service of the Company will be eligible to participate in the 1999 Incentive and Nonstutory Stock Option Plan. As of June 30, 2000, three Executive Officers, four non-associate Board members, and 28 other employees were eligible to participate in the 1999 Plan.

Valuation

Fair market value per share of Common Stock on any relevant date under the 1999 Plan will be the average of the bid and asked prices (or the closing price if the stock is listed on the NASDAQ National Market System) on the date of grant of the option, or if listed on a stock exchange, the closing price on such exchange on the date of grant.

Price and Exercisability

Any Optionee who at the time of the grants owns stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation, ("Ten Percent Holder") shall have an exercise price of no less than one hundred ten percent (110%) of the fair market value of the Common Stock as of the date of grant.

Incentive stock options granted to an optionee who at the time of the grant is not a Ten Percent Holder shall have an exercise price of no less than one hundred percent (100%) of the fair market value of the Common Stock as of the date of grant.

Nonstatutory Options granted to optionee who at the time the grant is not a Ten Percent Holder shall have an exercise price of no less than eighty-five percent (85%) of the fair market value of the Common Stock as of the date of grant.

No optionee will have any Stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by such optionee.

Termination of Service

Upon the Optionee's cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. With respect to nonstatutory options, the Board of Directors will have the authority to extend or accelerate the period after the optionee's cessation of service during which optionee's outstanding options may be exercised.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following sets forth information regarding the beneficial ownership of the Company's Common Stock as of June 30, 2000 by (i) each person who, as of the date hereof, was known by us to own beneficially more than five percent (5%) of our issued and outstanding Common Stock; (ii) each of the named Executive Officers; (iii) the individual Directors; and (iv) the Officers and Directors as a group. As of the date hereof, there were 4,730,044 common shares issued and outstanding.

--------------------------------------------------------------------------------
                                            Amount of
Name and Address of                         Beneficial            Percent of
Beneficial Owner                            Ownership(1)           Class(1)
--------------------------------------------------------------------------------
James D. Rupp                                1,155,000              24.42%
200 Walter Avenue
Hasbrouck Heights, NJ 07604
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Gayle Essary                                 1,427,500              30.18%
5605 Woodview
Austin, TX 78756
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Capital Markets Communications, Corp.          300,000               6.34%
287-101 Kinderkamack Road #190
Oradell, NJ 07649
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Nicholas Malino                                150,000               3.17%
250 W. 90th Street, # PH2A
New York, NY 10024
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
David Simonetti                                 67,500               1.43%
2455 East Sunrise Blvd
Ft. Lauderdale, FL 33304
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Henry Siegel                                     0                    0
205 West 57th Street
New York, NY 10019
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Robert Wussler                                   0                    0
7904 Sandalfoot Drive
Potomac, MD 20854
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                 0                    0
Robert Shuey, III
5910 North Central Expressway
Suite 1480
Dallas, Texas, 75206
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
James Schroeder                                  0                    0
143 Cambridge Avenue
Garden City, NY 11530
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Officers and Directors as a Group            3,100,000              65.54%
--------------------------------------------------------------------------------

(1) The shares set forth on this chart do not include (i) the 1,089,000 shares issuable upon the exercise of the warrants included in the units which were sold on August 24, 1999, private placement; (ii) the 1,240,000 shares issuable and outstanding upon the exercise of the warrants included in the units sold in the Company's initial public offering on December 21, 1999; and (v) the options issued under the 1999 stock option plan.

Certain of the shares listed above are owned indirectly by entities substantially controlled by principal Stockholders of Streamedia. Of the total shares owned by Mr. Rupp, 1,050,000 shares are owned through his 100% ownership in Web2Ventures, L.L.C., and 105,000 shares are owned through his 35% ownership interest of Web2Ventures, L.L.C., in Capital Markets Communications Corporation. Of the total shares owned by Mr. Essary, he owns 590,000 shares directly, and has been given voting power over 360,000 shares owned by IRI, Inc., by the Board of Directors of IRI, Inc. The remaining shares are held in family trusts or by members of Mr. Essary's immediate family. Mr. Essary does not exercise direct control over such shares. Capital

Markets Communications Corporation is controlled by Mr. Rupp and Mr. Essary. Mr. Simonetti's shares are owned through Projix Corporation, a company of which Mr. Simonetti is the 90% owner.

In addition, certain officers and directors have been granted the right to acquire additional shares, so long as they remain in their positions as directors, and have been issued options pursuant to the 1999 stock option plan. Mr. Malino has the right to earn an additional 45,000 shares upon the achievement of certain business objectives to be determined by the compensation committee of the Board of Directors. Mr. Malino was issued 63,000 stock options. Mr. Simonetti was issued 10,000 options, all of which have vested. Mr. Siegel has the right to acquire 40,000 stock options and Mr. Wussler has the right to acquire 40,000 stock options. Mr. Schroeder was issued 25,000 options for his services as a consultant to the Company. None of these options are represented on the previous principal Stockholder chart.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 1998 and 1999, and since the inception of Streamedia, certain e-mail distribution systems owned and/or administered by one or both of two of the Company's major Stockholders, IRI, Inc., and Capital Markets Communications Corporation, were provided to the Company for its StreamWire division and its predecessor. The Company currently does not anticipate using these e-mail distribution systems. During 1998, the Company issued 25,000 shares of Common Stock to its legal counsel, Kogan & Taubman, L.L.C., as partial consideration for services rendered in connection with our initial public offering.

The Company engaged Kaleidoscope Media Group to help it acquire programming content for its sites and to develop a syndication strategy. Henry Siegel, a member of the Company's Board of Directors, served as the CEO of Kaleidoscope Media Group until recently and during the time of this contract. In consideration of Kaleidoscope Media Group's providing of these services, on August 2, 1999, Kaleidoscope Media Group was paid $10,000. In September 1999, we paid $10,000 to Kaleidoscope Media Group for consulting services and starting in October of 1999 the Company has paid $2,000 per month to Kaleidoscope Media Group for their services. This relationship terminated at the end of July 2000.

As an inducement to join the Company after our initial development phase, and in consideration of his considerable expertise in financing and public offerings, the Company paid Nicholas Malino a $100,000 bonus upon the completion of its initial public offering.

                      RECENT SALES OF UNREGISTED SECURITIES

On May 16, 1999, we sold 264,490 shares of Common Stock at $2.00 per share pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. The Common

Stock was offered to a discreet group of accredited investors without the benefit of general solicitation or advertising. We raised $523,980 from this private placement in order to provide bridge financing for our initial public offering.

On August 24, 1999, we issued $1,815,000 of debt securities in the form of promissory notes which bear interest at a rate of 10% per annum. The notes were offered pursuant to Rule 506 of Regulation D only to accredited investors, with no general solicitation or advertising. The notes were offered as a unit, each unit consisting of a promissory note in the principal amount of $15,000 and a warrant entitling the holder to purchase 9,000 shares of our Common Stock at a $8.50 per share. The warrants are exercisable beginning December 21, 2000, and ending on the date five years following the date that the warrants were issued. The holders of the warrants have certain "piggyback" registration rights with respect to the shares underlying the warrants. Specifically, the holders are entitled to include their shares if the Company files a registration statement with Commission during the period beginning December 21, 2000, and ending on December 21, 2001.

We issued securities to officers, directors, and consultants as compensation for services rendered to us. Also, in 1998, we issued 25,000 shares of Common Stock to our legal counsel, Kogan & Taubman, L.L.C., as partial consideration for legal services in connection with our initial public offering.

On January 12, 2000, we issued 700 shares of our restricted Common Stock to a consultant in exchange for services. On March 9, 2000, we issued 7,000 shares of our restricted Common Stock to Atlantic Pacific Music as a consulting fee. These shares, when issued, are exempt from registration under Section 4(2) of the Securities Act of 1933, as these sales do not involve public offerings of our stock.

On March 10, 2000, we sold 37,500 shares of unregistered Common Stock to a former employee, pursuant to the exercise of stock options issued in 1999 in accordance with our stock option plan. These shares were exempt from registration pursuant to Rule 701 of the Securities Act of 1933, as the options were issued prior to the effective date of our registration statement.

On March 31, 2000, we closed on a tax-free reorganization with Eons Ahead, Inc., a New York boutique web design firm. In that acquisition, we issued 129,354 shares of our restricted Common Stock to the three shareholders of Eons Ahead, Inc. This issuance of these shares was exempt from registration under Section 4(2) of the Securities Act of 1933 because the sale did not involve any public offering of our stock.

On March 31, 2000, we acquired the certain web site domains and production assets from Kudzu NewMedia and Bijou Cafe.com for 20,000 shares of our restricted Common Stock at a value on the effective date of $76,886. These shares, when issued, are exempt from registration under Section 4(2) of the Securities Act of 1933, as this sale does not involve a public offering of our stock.

                            DESCRIPTION OF SECURITIES


Common Stock

We are authorized to issue 20,000,000 shares of Common Stock, $0.001 par value. As of June 30, 2000, there were 4,730,044 shares of Common Stock issued and outstanding. Shareholders are entitled to share ratably in any dividends paid on the Common Stock when, as and if declared by the Board of Directors. Each share of Common Stock is entitled to one vote. Cumulative voting is denied. There are no preemptive or redemption rights available to holders of Common Stock. Upon liquidation, dissolution or winding up of Streamedia, the holders of Common Stock are entitled to share ratably in the net assets legally available for distribution. All outstanding shares of Common Stock and the units (and shares underlying these units) to be issued in our initial public offering will be fully paid and non-assessable.

The Warrants

The warrants to be issued in this offering will be issued under, governed by, and subject to the terms of a Warrant Agreement between Streamedia and the American Securities Transfer & Trust, Inc., as warrant agent. The following statements are brief summaries of certain provisions of the Warrant Agreement. Copies of the Warrant Agreement may be obtained from Streamedia or the warrant agent and have been filed with the Commission as an exhibit to the Registration Statement of which this prospectus is a part.

The warrants included in the units will be exercisable commencing December 21, 2000. The warrants contain provisions that protect the warrant holders against dilution by adjustment of the exercise price in certain events, including but not limited to stock dividends, stock splits, reclassification or mergers. A warrant holder will not possess any rights as a shareholder of Streamedia. Shares of Common Stock, when issued upon the exercise of the warrants, will be fully paid and non-assessable.

Commencing on December 21, 2000, we may redeem some or all of the warrants at a call price of $0.05 per warrant, upon thirty (30) days prior written notice if the closing sale price of the Common Stock on The Nasdaq SmallCap Market has equaled or exceeded 150% of the offering price per share for ten (10) consecutive days.

The warrants may be exercised only if a current prospectus relating to the underlying Common Stock is then in effect and only if the shares are qualified for sale or exempt from registration under the securities laws of the state or states in which the purchaser resides. So long as the warrants are outstanding, we have undertaken to file all post-effective amendments to the Registration Statement required to be filed under the Securities Act, and to take appropriate action under federal law and the securities laws of those states were the warrants were initially offered to permit us to issue, and you to resell the Common Stock issuable upon exercise of the warrants. However, there can be no assurance that we will be in a position to effect such action, and our failure to do so may cause the exercise of the warrants and the resale or other disposition of the Common Stock issued upon such exercise to become unlawful. We may amend the terms of the warrants, but only by extending the termination date or lowering the exercise price of the warrants. We have no present intention of amending such terms. However, there can be no assurance we will not have an intention in the future to amend the warrant terms.


The Board of Directors, without further action by the shareholders, is authorized to issue up to 100,000 shares of preferred stock, $0.001 par value. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of the Common Stock. In addition, the issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control. We have no plans or commitments to issue any shares of preferred stock. We will issue preferred stock only upon approval by a majority of our independent directors who do not have an interest in the transaction and who have access, at our expense, to our legal counsel or independent legal counsel.

                        SHARES ELIGIBLE FOR FUTURE SALE

As of June 30, 2000, we had 4,730,044 shares of Common Stock outstanding. Of these shares, the 1,240,000 shares sold in the initial public offering are freely tradable in the public market without restriction under the Securities Act, except shares purchased by an "affiliate" (as defined in the Securities
Act) of ours. The remaining 3,326,504 shares are "restricted shares" within the meaning of the Securities Act and may be publicly sold only if registered under the Securities Act or sold in accordance with an applicable exemption from registration, such as those provided by Rule 144 under the Securities Act.

In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) is entitled to sell restricted shares if at least one year has passed since the later of the date such shares were acquired from the company or any affiliate of the company. Rule 144 provides, however, that, within any three-month period, such person may only sell up to the greater of 1% of the then outstanding shares of the company's Common Stock (approximately 47,300 shares as of June 30, 2000) or the average weekly trading volume in the company's Common Stock during the four calendar weeks immediately preceding the date on which the notice of the sale is filed with the Commission. Sales pursuant to Rule 144 also are subject to certain other requirements relating to manner of sale, notice of sale and availability of current public information. Any person who has not been an affiliate of the company for a period of ninety
(90) days preceding a sale of restricted shares is entitled to sell such shares under Rule 144 without regard to such limitations if at least two years have passed since the later of the date such shares were acquired from the company or any affiliate of the company. Shares held by persons who are deemed to be affiliated with the company are subject to such volume limitations regardless of how long they have been owned or how they were acquired.

Without consideration of contractual restrictions described below, an aggregate of 3,326,504 shares of Common Stock, representing 70.4% of the outstanding shares of the Common Stock, are eligible for sale in the public market pursuant to Rule 144. We are unable to estimate the number of shares that may be sold from time to time under Rule 144, since such number will depend upon the market price and trading volume for the Common Stock, the personal circumstances of the sellers and other factors.

Executive officers, directors and senior management own 65.54% of the shares of the Common Stock. Our shareholders and directors entered into an agreement with the Underwriters providing that they will not sell or otherwise dispose of any shares of Common Stock held by them, which were issued prior to the initial public offering, until December 21, 2000, without the prior written consent of the Underwriters. The 1999 warrants are subject to an unconditional one-year lock-up until December 21, 2000, which prevents a holder of the 1999 warrants from exercising such warrants or otherwise transferring, conveying, or assigning such warrants for such one-year period.

We cannot make any predictions as to the effect, if any, that offers or sales of these shares would have on the market price of the Common Stock. Nevertheless, sales of significant amounts of restricted shares in the public markets could adversely affect the fair market price of Common Stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

                                LEGAL PROCEEDINGS

We were not a party to any material legal proceedings as of June 30, 2000, or as of the date of this filing.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference rooms in Washington, DC, New York, New York, and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from the Securities and Exchange Commission's website at "http://www.sec.gov."

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission to register the offering of the shares of Common Stock offered pursuant to this prospectus. This prospectus is part of that registration statement and, as permitted by the Securities and Exchange Commission's rules, does not contain all of the information included in the registration statement. For further information about us, this offering and our securities, you may refer to the registration statement and its exhibits and schedules as well as the documents described below. You can review and copy these documents at the public reference facilities maintained by the Securities and Exchange Commission or on the Securities and Exchange Commission's website as described above.

This prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement or incorporated in the registration statement by reference.

You may request a copy of these filings, at no cost, by writing to or calling Nicholas Malino, Streamedia Communications, Inc., 244 West 54th Street, 7th Floor, New York, New York 10019, (212) 445-1700.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

We have not had any disagreements on accounting and financial disclosures with our accounting firm since the time we first became a reporting company.

                                     EXPERTS


Our financial statements as of December 31, 1999 and 1998 and for the year ended December 31, 1999, the period from January 13, 1998 (date of inception) through December 31, 1998 and cumulative from January 13, 1998 (date of inception) through December 31, 1999 included in this prospectus have been included in reliance on the report of Grant Thornton, LLP, independent certified public accountants, given on the authority of Grant Thornton, LLP, as experts in auditing and accounting.

EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

Number             Description

Exhibit  1.1  Form of Underwriting Agreement (2)
Exhibit  1.2  Form of Underwriters' Warrant (2)
Exhibit  3.1  Articles of Incorporation of the Company (2)
Exhibit  3.2  Amended and Restated Bylaws of the Company (2)
Exhibit  5.1  Opinion of Kogan Taubman & Neville, LLC (2)
Exhibit 10.1  Employment Agreement between James Rupp and the Company (2)
Exhibit 10.2  Employment Agreement between Nicholas Malino and the Company (2)
Exhibit 10.3  Employment Agreement between Gayle Essary and the Company (2)
Exhibit 23.1  Form of Consent by Grant Thornton, LLP (1)
Exhibit 23.2  Consent Kogan Taubman & Neville, LLC (included in Exhibit 5.1)
Exhibit 27.1  Financial Data Schedule(1)

(1) filed herewith
(2) Previously filed


* Incorporated by reference to our Registration Statement on Form SB-2, Registration No. 333-78591, as amended, on file with the Commission on December 20, 1999.

     (b)  Reports of Form 8-K

     No reports on Form 8-K were filed during the last quarter of 1999, the first quarter of 2000, or the second quarter of 2000.

     (c) Index to Financial Statements




                                                                         Page
                                                                         ----
     Report of Independent Certified Public Accountants                  F-1
     Financial Statements

     Balance Sheet as of December 31, 1999 and 1998                      F-2

     Statements of Operations For year ended December 31, 1999, the period from Inception (January 13, 1998) through
      December 31, 1998 and Cumulative from Inception (January
      13, 1998) through December 31, 1999                                F-3

     Statement of Stockholder's Equity (Deficit) For the
      Period from Inception (January 13, 1998) through

     December 31, 1998 and the Year ended December 31, 1999              F-4

     Statements of Cash Flows for the Year ended December 31, 1999, the period from Inception (January 13, 1998) through
      December 31, 1998 and Cumulative from Inception (January
      13, 1998) through December 31, 1999                                F-5

     Notes to Financial Statements                                      F-6-F-19

  Balance Sheets as of June 30, 2000 (unaudited) and December 31, 1999   F-20

  Statements of Operations for the six months ended June 30, 2000 and 1999, and Cumulative from Inception (January 13, 1998)
     through June 30, 2000 (unaudited)                                   F-21

  Statement of Stockholders' Equity for the six months ended
     June 30, 2000 (unaudited)                                           F-22

  Statements of Cash Flows for the six months ended June 30, 2000 and 1999, and Cumulative from Inception (January 13, 1998)
     through June 30, 2000 (unaudited)                                   F-23


  Notes to Financial Statements                                        F-24-F-28

                                   SIGNATURES

Pursuant to the requirements of section 13 or 15(d) of the Securities and Exchange Act of 1934, the Company has caused this Report to be signed on behalf by the undersigned, thereunto duly authorized.



                                                Streamedia Communications, Inc.
Date:  September 21, 2000                       By:/s/James D. Rupp
                                                   -----------------------------
                                                      James D. Rupp


Pursuant to the requirements of the Securities Exchange Act of 1934, this Report is signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

MUST BE SIGNED BY EACH MEMBER OF THE BOARD AND ITS PRINCIPAL EXECUTIVE OFFICER, ITS CONTROLLER OR PRINCIPAL ACCOUNTING OFFICER IF ANY AND ITS PRINCIPAL FINANCIAL OFFICER.

    SIGNATURE                TITLE                           DATE
    ---------                -----                           ----

/s/ GAYLE  ESSARY           President and CEO, Director      September 21, 2000
----------------            (Principal Operating Officer)
    Gayle Essary


/s/ JAMES DOUGLAS RUPP      Chairman of the Board            September 21, 2000
-----------------------
    James Douglas Rupp


/s/ NICHOLAS J.  MALINO     Chief Financial Officer and      September 21, 2000
-----------------------     Operating Officer, Director
    Nicholas J. Malino      (Principal Financial Officer)

                                                             September 21, 2000
/s/ JAMES SCHROEDER         Director
-----------------------
    James Schroeder

/s/ ROBERT A. SHUEY, III_                                     September 21, 2000
-------------------------
    Robert A. Shuey, III     Director

/s/ HENRY SIEGEL
-------------------------
    Henry Siegel             Director                         September 21, 2000

/s/ DAVID J. SIMONETTI       Director                         September 21, 2000
------------------------
    David J. Simonetti

/s/ ROBERT WUSSLER           Director                         September 21, 2000
------------------------
    Robert Wussler

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Stockholders
    STREAMEDIA COMMUNICATIONS, INC.
    (A DEVELOPMENT STAGE COMPANY)


We have audited the accompanying balance sheets of Streamedia Communications, Inc. (the "Company") (a development stage company) as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 1999, the period from inception (January 13, 1998) through December 31, 1998 and the cumulative period from inception (January 13, 1998) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note A, the financial statements referred to above have been retroactively restated.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Streamedia Communications, Inc. (a development stage company) as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the year ended December 31, 1999, the period from inception (January 13, 1998) through December 31, 1998 and the cumulative period from inception (January 13, 1998) through December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage enterprise engaged in providing Internet-based media programming and content on the Web. To date, the Company has engaged in organizational and pre-operating activities and needs to secure additional capital and customers to continue operations. As discussed in Notes A and B to the financial statements, the Company's existence is dependent upon its ability to obtain additional capital, among other things, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.





GRANT THORNTON LLP


Melville, New York
September 15, 2000


                                  Streamedia Communications, Inc.
                                   (A Development Stage Company)

                                          BALANCE SHEETS

                                           December 31,
                                    ASSETS                               1999           1998
                                                                     ------------    ------------
                                                                                     <C
CURRENT ASSETS
    Cash and cash equivalents                                        $  6,693,061    $      9,691
    Licenses, net of accumulated amortization of $79,000                  392,363
    Prepaid expenses and other current assets                             142,207           1,654
                                                                     ------------    ------------
         Total current assets                                           7,227,631          11,345

PROPERTY AND EQUIPMENT
    Computer equipment and software                                       751,297           3,384
    Software development costs                                            150,513
    Leasehold improvements                                                127,352
    Furniture and fixtures                                                 19,841
                                                                     ------------    ------------
                                                                        1,049,003           3,384
    Less accumulated depreciation and amortization                       (167,494)           (782)
                                                                     ------------    ------------
                                                                          881,509           2,602
DEFERRED OFFERING COSTS                                                                    75,000
OTHER ASSETS                                                                7,000
                                                                     ------------    ------------
                                                                     $  8,116,140    $     88,947
                                                                     ============    ============

                        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
    Current maturities of capital lease obligations                  $     31,740
    Accounts payable and accrued expenses                                 429,265    $      5,084
    Accrued license fees                                                  436,941
    Accrued software costs                                                304,519
    Accrued payroll                                                       137,747          59,000
    Accrued offering costs                                                 64,500          25,000
    Accrued professional fees                                              43,623          12,000
    Accrued consulting fees                                               132,144          38,500
                                                                     ------------    ------------
         Total current liabilities                                      1,580,479         139,584

CAPITALIZED LEASE OBLIGATIONS, less current maturities                     24,234
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIT)
    Preferred stock, $.001 par value; authorized - 100,000
      shares; none issued and outstanding                                    --              --
    Common stock, $.001 par value; authorized - 20,000,000 shares;
      issued and outstanding - 4,624,844 and 3,154,354 shares at
      December 31, 1999 and 1998, respectively                              4,625           3,154
    Additional paid-in capital                                         10,720,846         374,429
    Deficit accumulated during development stage                       (4,214,044)       (428,220)
                                                                     ------------    ------------

         Total stockholders' equity (deficit)                           6,511,427         (50,637)
                                                                     ------------    ------------

                                                                     $  8,116,140    $     88,947
                                                                     ============    ============

The accompanying notes are an integral part of these statements.


                                         Streamedia Communications, Inc.
                                          (A Development Stage Company)

                                             STATEMENTS OF OPERATIONS
                                                                         Period from              Cumulative
                                                                      January 13, 1998         from January 13,
                                                   YEAR ENDED        (date of inception)         1998 (date of
                                                  DECEMBER 31,         to December 31,           inception) to
                                                      1999                  1998               December 31, 1999
                                               ------------------    ------------------        -----------------
Revenue                                          $   162,139           $    18,286                $   180,425
                                                 -----------           -----------                -----------

Operating expenses
    Payroll and related expenses                   1,094,843               300,629                  1,395,472
    Product development                              501,477                  --                      501,477
    General and administrative                     1,744,086               145,220                  1,889,306
                                                 -----------           -----------                -----------

       Total operating expenses                    3,340,406               445,849                  3,786,255
                                                 -----------           -----------                -----------

       Operating loss                             (3,178,267)             (427,563)                (3,605,830)

Other income (expense)
    Interest expense                                (612,177)                 (657)                  (612,834)
    Interest income                                    4,620                  --                        4,620
                                                 -----------           -----------                -----------

       Total other expense                          (607,557)                 (657)                  (608,214)
                                                 -----------           -----------                -----------

       Net loss                                  $(3,785,824)          $  (428,220)               $(4,214,044)
                                                 ===========           ===========                ===========


Basic and diluted loss per common share          $     (1.12)          $      (.20)               $     (1.52)
                                                 ===========           ===========                ===========

Weighted average shares outstanding, basic and
    diluted                                        3,385,959             2,167,681                  2,772,748
                                                 ===========           ===========                ===========

The accompanying notes are an integral part of these statements.

                                                   Streamedia Communications, Inc.
                                                    (A Development Stage Company)

                                             STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                            Preferred stock                   Common stock              Additional
                                                       -------------------------       ------------------------          paid-in
                                                          Shares        Amount           Shares       Amount             capital
                                                       -------------  ----------       ---------   ------------         ----------
Issuance of common stock                                      --      $      --        3,039,354   $     3,039         $   144,544
Issuance of common stock for services                                                    115,000           115             229,885
Net loss for the period
                                                       -----------    -----------      ---------   -----------         -----------

Balance at December 31, 1998                                  --             --        3,154,354         3,154             374,429

Issuance of common stock, net of
    associated costs                                                                     264,490           265             523,715
Issuance of common stock for services                                                      6,000             6              11,994
Grant of common stock options for
    services                                                                                                               834,650
Compensatory stock option expense                                                                                          206,250
Issuance of common stock warrants                                                                                          272,250
Issuance of common stock in initial public offering,
    net of underwriting discount and offering
    expenses of $1,753,500                                                             1,200,000         1,200           8,445,577
Conversion of stockholder loan into capital                                                                                 51,981
Net loss for the year
                                                       -----------    -----------      ---------   -----------         -----------

BALANCE AT DECEMBER 31, 1999                                  --      $      --        4,624,844   $     4,625         $10,720,846
                                                       ===========    ===========      =========   ===========         ===========


                                                              Deficit
                                                            accumulated
                                                              during
                                                            development
                                                               stage         Total
                                                            ------------   -----------
Issuance of common stock                                                   $   147,583
Issuance of common stock for services                                          230,000
Net loss for the period                                     $  (428,220)     (428,220)
                                                            -----------    -----------

Balance at December 31, 1998                                   (428,220)       (50,637)

Issuance of common stock, net of
    associated costs                                                           523,980
Issuance of common stock for services                                           12,000
Grant of common stock options for
    services                                                                   834,650
Compensatory stock option expense                                              206,250
Issuance of common stock warrants                                              272,250
Issuance of common stock in initial public offering,
    net of underwriting discount and offering
    expenses of $1,753,500                                                   8,446,777
Conversion of stockholder loan into capital                                     51,981
Net loss for the year                                        (3,785,824)    (3,785,824)
                                                            -----------    -----------

BALANCE AT DECEMBER 31, 1999                                $(4,214,044)   $(6,511,427)
                                                            ===========    ===========

The accompanying notes are an integral part of this statement.


                                                   Streamedia Communications, Inc.
                                                    (A Development Stage Company)

                                                      STATEMENTS OF CASH FLOWS
                                                                                             Period from            Cumulative
                                                                                          January 13, 1998       from January 13,
                                                                        YEAR ENDED       (date of inception)       1998 (date of
                                                                       DECEMBER 31,        to December 31,         inception) to
                                                                           1999                 1998             December 31, 1999
                                                                       ------------      ------------------      -----------------
Cash flows from operating activities
    Net loss                                                           $(3,785,824)        $  (428,220)            $(4,214,044)
    Adjustments to reconcile net loss to net cash used in
      operating activities
         Common stock issued for services                                   12,000             180,000                 192,000
         Stock option granted for services                                 834,650                                     834,650
         Compensatory stock option expense                                 206,250                                     206,250
         Amortization of debt discount                                     272,250                                     272,250
         Amortization and write-off of deferred financing costs            231,500                                     231,500
         Depreciation and amortization                                     245,774                 782                 246,556
         Changes in operating assets and liabilities
             Other current assets                                         (618,978)             (1,654)               (620,632)
             Accounts payable and accrued expenses                         424,181               5,084                 429,265
             Accrued license fees                                          436,941                                     436,941
             Accrued software costs                                        304,519                                     304,519
             Accrued payroll and bonus                                      78,747              59,000                 137,747
             Accrued offering costs                                         39,500                                      39,500
             Accrued professional fees                                      31,623              12,000                  43,623
             Accrued consulting fees                                        93,644              38,500                 132,144
                                                                       -----------         -----------             -----------
           Net cash used in operating activities                        (1,193,223)           (134,508)             (1,327,731)
                                                                       -----------         -----------             -----------
Cash flows from investing activities
    Purchase of property and equipment                                    (989,645)             (3,384)               (993,029)
                                                                       -----------         -----------             -----------
           Net cash used in investing activities                          (989,645)             (3,384)               (993,029)
                                                                       -----------         -----------             -----------

Cash flows from financing activities
    Issuance of common stock, net of associated costs                      523,980             147,583                 671,563
    Issuance of common stock in Offering, net of associated
       costs                                                             8,446,777                                   8,446,777
    Proceeds of notes payable and common stock warrants, net of
       associated costs                                                  1,583,500                                   1,583,500
    Repayments of notes payable                                         (1,815,000)                                 (1,815,000)
    Deferred offering costs                                                 75,000                                      75,000
    Conversion of stockholder loan into capital                             51,981                                      51,981
                                                                       -----------         -----------             -----------
           Net cash provided by financing activities                     8,866,238             147,583               9,013,821
                                                                       -----------         -----------             -----------
           Net increase in cash                                          6,683,370               9,691               6,693,061
Cash at beginning of period                                                  9,691                --                     9,691
                                                                       -----------         -----------             -----------
Cash at end of period                                                  $ 6,693,061         $     9,691             $ 6,702,752
                                                                       ===========         ===========             ===========

The accompanying notes are an integral part of these statements.

                         Streamedia Communications, Inc.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1999 and 1998



NOTE A - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

     Nature of Operations

     Streamedia Communications, Inc. (the "Company") was incorporated in the State of Delaware and is positioning itself as a vertically-integrated New Media content generator, enabler and aggregator. The Company's two divisions are The Streamedia Networks and Business Services. In December 1999, the Company completed its initial public offering (the "Offering"). The net proceeds from the Offering were approximately $8,447,000.

     The Company is in the development stage. The Streamedia Networks consist of a suite of topical broadcast networks to deliver or "stream" live and on-demand audio and video programming. The Streamedia Networks sites intend to offer programming in areas such as, but not limited to, business, sports, women's issues, parenting, travel, education, religion, politics, health, teen and children's interests, shopping, real estate, music, technology, personal fitness, movies, entertainment and lifestyles. The Company has chosen "Crime Broadcast", "Sports Style", "Motion Arts" and "Women on the Edge" as its initial network launches. The Streamedia Networks will include StreamWire(TM), which will consist of a series of focused, subject-oriented, edited news and information products, such as wires devoted to NASDAQ or Amex-listed companies.

     The Streamedia Business Services division will market Internet and intranet broadcasting services to a wide spectrum of enterprises, such as, but not limited to, businesses, associations, electronic publishers and "off-line" media generators, who are attempting to obtain an Internet broadcast presence. The division will attempt to deliver multimedia and text through a variety of push, poll and proprietary electronic mail mechanisms.

     The Company's operations are subject to certain risks and uncertainties, including actual and potential competition by entities with greater financial resources, experience and market presence, risks associated with the development of the Internet market, risks associated with consolidation in the industry, the need to manage growth and expansion, certain technology and regulatory risks and dependence upon sole and limited suppliers.

                         Streamedia Communications, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 1999 and 1998



NOTE A (CONTINUED)

     Basis of Presentation

     The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern which assumes the realization of assets and settlement of liabilities in the normal course of business. Since its inception, the Company has been engaged in organizational and pre-operating activities. Further, the Company has generated no revenues and incurred losses. Continuation of the Company's existence is dependent upon its ability to obtain additional capital, secure and execute strategic alliances to develop news and information content and sustain profitable operations. The uncertainty related to these conditions raises substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     During March 2000, the Company completed the acquisition of Eons Ahead, Inc. ("Eons") through a stock-for-stock tax-free reorganization. Under the terms of the acquisition, accounted for as a pooling of interests, the Company exchanged 129,354 shares of Company common stock for all of Eons common stock. Eons is a technology-based company, incorporated on August 13, 1998, which designs, markets and develops strategies for other entities. The accompanying financial statements have been retroactively restated to reflect the combined financial position and combined results of operations and cash flows of the Company and Eons, as if the pooling had occurred on January 13, 1998.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The following is a summary of the Company's significant accounting policies:

     Revenue Recognition

     Revenue generated from video encoding services will be recognized as the service is provided and revenue from video distribution services will be recognized at the time of delivery. Revenue generated from broadcast hosting services and the sale of customer support services will be recognized as the services are provided. Revenues collected in advance will be deferred and recognized as earned. To date, the Company has not generated any revenues.

                         Streamedia Communications, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 1999 and 1998



NOTE B (CONTINUED)

     Licenses

     Costs associated with software licensed from vendors are capitalized and amortized over the term of the licenses, generally one to two years.

     Property and Equipment

     Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the underlying lease. Estimated useful lives by class of assets are as follows:

         Computer equipment and software                  3 years
         Software development costs                       3 years
         Furniture and fixtures                           7 years
         Leasehold improvements             Lesser of useful life or lease term

     The Company assesses the recoverability of long-lived assets periodically. If there is an indication of impairment of such assets, the amount of impairment, if any, is charged to operations in the period in which impairment is determined.

     Software Development Costs

     Software developed for internal use is capitalized or expensed in accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". This standard requires companies to capitalize qualifying computer software costs incurred during the application development stage and amortize them over the software's useful life (three years). Costs incurred in the preliminary project stage and for application maintenance are expensed. As of December 31, 1999, the Company capitalized $150,513 of development costs related to internal use software. Accumulated amortization aggregates approximately $12,500 at December 31, 1999.

     Fair Value of Financial Instruments

     The carrying value of the Company's financial instruments, including cash, accounts payable and accrued expenses, approximate their fair value due to their relatively short maturities.

                         Streamedia Communications, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 1999 and 1998



NOTE B (CONTINUED)

     Stock Based Compensation

     The Company accounts for stock-based employee compensation arrangements in accordance with provision of APB No. 25 "Accounting for Stock Issued to Employees," and its related Interpretations and complies with disclosure provision of SFAS No. 123, "Accounting for Stock-Based Compensation". The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123.

     Income Taxes

     The Company records income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting basis and tax basis of assets and liabilities. A valuation allowance is recognized to the extent a portion or all of a deferred tax asset may not be considered realizable.

     Deferred Offering Costs

     Costs incurred in connection with the Offering were deferred until the transaction was consummated in December 1999.

     Loss Per Share

     Basic and diluted net loss per share are presented in conformity with SFAS No. 128, "Earnings Per Share" and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under SFAS No. 128 and SAB 98, basic net loss per share is computed by dividing net income (loss) by the weighted-average number of common shares outstanding for the period. It also requires a reconciliation of the numerator and denominator of the basic net loss per share to the numerator and denominator of the diluted net loss per share. As of December 31, 1999, the calculation of diluted net loss per share excludes an aggregate of 2,889,000 shares of common stock issuable upon exercise of warrants and employee stock options, as the effect of such shares would be anti-dilutive for all periods presented.

                         Streamedia Communications, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 1999 and 1998



NOTE B (CONTINUED)

     Statements of Cash Flows

     The Company considers all investment instruments with an original maturity of three months or less to be the equivalent of cash for purposes of balance sheet presentation and for the statements of cash flows. The Company paid interest and income taxes of $82,872 and $680 respectively during the year ended December 31, 1999. During 1999, the Company acquired approximately $56,000 of computer equipment under a capital lease.

     Use of Estimates

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the revenues and expenses during the reporting period. Actual results may differ from those estimates.

     Risks and Uncertainties

     The Company is in the development stage. Since its inception, the Company has been engaged in organizational and pre-operating activities. Further, the Company has generated no revenues and incurred losses. The Company continues to be subject to various risks, including the need for additional financing, dependence on key personnel and the establishment of its operations as a viable business model. Furthermore, the Company is subject to the risks and uncertainties associated with Internet commerce.

     If the Company does not receive additional funding during the year ending December 31, 2000, it believes that scaling back on planned expansion and reducing costs will be sufficient to meet working capital and capital expenditure requirements through such date. Thereafter, if cash generated by operations is insufficient to satisfy the Company's liquidity requirements, it may need to sell additional equity or debt securities to continue as a going concern.

                         Streamedia Communications, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 1999 and 1998



NOTE C - STOCKHOLDERS' EQUITY (DEFICIT)

     Initial Public Offering

     On December 27, 1999, the Company completed its Offering, which consisted of 1,200,000 units, each unit consisting of one share of common stock and one redeemable warrant, at an offering price of $8.50 per unit. Each redeemable warrant entitles the holder to purchase one share of common stock at $12.75 per share, at any time from issuance until December 21, 2004. Such warrants are redeemable by the Company, with the prior written consent of the underwriter, at a redemption price of $.05 commencing May 17, 2000 provided that the closing price of the common stock is at least $12.75 per share for 10 (ten) consecutive trading days. In addition, there was an overallotment option for 180,000 units, of which 40,000 units were exercised by the underwriter in January 2000, for net aggregate proceeds of approximately $306,000.

     Private Placement

     In connection with the Company's Private Placement, the Company sold during the year ended December 31, 1999, 264,490 shares of its common stock for net proceeds of $523,980.

     Stock Option Plan

     In June 1999, the Board of Directors approved the 1999 Incentive and Nonstatutory Option Plan (the "1999 Plan") for officers, directors, employees and consultants of the Company, for which the Company has reserved an aggregate of 500,000 shares of common stock. In January 2000, the Company's Board of Directors increased the aggregate number of common shares available under the 1999 Plan to 1,000,000 shares which increase was retroactive to December 22, 1999, and approved by the shareholders of the Company in May 2000. Options granted under the 1999 Plan (which includes option grants prior to the Plan's adoption) may be either incentive stock options or non-qualified stock options. The term of any option may be fixed by the Board of Directors but in no event shall exceed ten years from the date of grant. Options granted to an employee of the Company shall become exercisable over a period of no longer than five years. The term for which options may be granted under the 1999 Plan expires June 29, 2009.

                         Streamedia Communications, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 1999 and 1998



NOTE C (CONTINUED)

     In November 1999, the Company's Board of Directors granted stock options to an employee to purchase 75,000 shares of common stock at an exercise price of $7.50 per share. Such options vest ratably over two years from September 15, 1999.

     In October 1999, the Company granted a consultant options to acquire 150,000 shares of common stock at an exercise price equal to the Offering price. Pursuant to the consulting agreement, 132,500 options vest immediately and the remaining 18,500 options vest ratably over one year commencing November 14, 1999. On November 23, 1999, the Company modified the consulting agreement to provide for (i) the cancellation of the options to acquire 150,000 shares of the Company's common stock and (ii) the reissuance of an equal number of options to be granted on December 22, 1999, the effective date of the Offering (which 130,000 options vested immediately and the balance vested ratably over the next thirty days following the effective date of the Offering), at an exercise price equal to the Offering price. These options were valued at $763,500, based on the Offering price of $8.50, which was recognized as a charge to operations during the year ended December 31, 1999.

     In August 1999, the Company's Board of Directors granted stock options to an executive officer, directors and a consultant to purchase an aggregate of 63,000 shares, 30,000 shares and 10,000 shares of common stock, respectively, at an exercise price of $7.50 per share, which vest immediately. For the year ended December 31, 1999, the Company recorded a charge to operations of $50,900, representing the estimated fair market value of the option granted to the consultant using the Black-Scholes option pricing model.

     Further, the Company's Board of Directors granted stock options in August 1999 to an employee to purchase 110,000 shares of common stock at an exercise price of $2.00 per share (a price below the estimated fair market value of the Company's common stock of $7.50 on the date of issuance). Of the 110,000 options, 75% vest ratably over three years from the date of grant for which compensation expense of $453,750 is recognizable over such period. The remaining 25% of such options vest upon achieving certain performance-based criteria, which occurred during May 2000. Compensation expense for these options will be recognized based on the intrinsic value of such options at the time the performance-based criteria are achieved. Compensation expense relating to these options of $126,100 was recognized for the six months ended June 30, 2000.

                         Streamedia Communications, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 1999 and 1998



NOTE C (CONTINUED)

     In June 1999, the Company entered into an employment agreement with an employee, which provides for an annual base salary of approximately $90,000 and is cancelable by either party upon written notice. In connection with this agreement, the Company granted such employee an option to purchase 150,000 shares of common stock at an exercise price of $2.00 per share, which vested ratably over four years. The option was granted at an exercise price below the fair market value of the Company's common stock, resulting in aggregate total compensation of $825,000, of which non-cash compensation of $206,250 was recorded for the year ended December 31, 1999. In December 1999, this employment agreement was terminated and no further compensation charge pertaining to his unvested options will be recognized from the contract as the unvested options were forfeited.

     In March 1999, the Company issued an option to a consultant to purchase 15,000 shares of common stock, which vests immediately, at an exercise price of $2.00 (the estimated fair market value of the Company's common stock on the date of grant determined by reference to cash sales of common stock to third parties through the Private Placement). For the year ended December 31, 1999, the Company recorded a charge to operations of $20,250 representing the estimated fair market value of the option granted to the consultant using the Black-Scholes option pricing model.

     In February 1999, the Company issued options to directors to purchase 60,000 shares of common stock, which vest immediately, at an exercise price of $2.00 (the estimated fair market value of the Company's common stock on the date of grant determined by reference to cash sales of common stock to third parties through the Private Placement).

                         Streamedia Communications, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 1999 and 1998



NOTE C (CONTINUED)

     Activity under the 1999 plan is summarized as follows:

                                                                                   Outstanding options
                                                                    -----------------------------------------------
                                                                                       Exercise            Weighted-
                                                                     Number              price              average
                                                                       of                 per              exercise
                                                                     shares              share              price
                                                                   ---------         --------------       --------
      Balance at January 1, 1999                                        --                  --               --

      Options granted                                                537,500           $2.00 - 7.50        $5.25
      Options forfeited                                             (112,500)            $2.00             $2.00
                                                                    --------

      Balance at December 31, 1999                                   425,000           $2.00 - 7.50        $5.25
                                                                    ========

     The following table summarizes information about employee stock options outstanding and exercisable at December 31, 1999:

                                                    Options outstanding                           Options exercisable
                                      -----------------------------------------------       -------------------------
                                        Number             Weighted-                            Number
                                      outstanding           average        Weighted-          exercisable       Weighted-
                                          at               remaining        average               at             average
                                      December 31,        contractual      exercise          December 31,       exercise
       Exercise prices                   1999             life (years)       price               1999             price
       ---------------                ------------        ------------    ----------        -------------      --------
           $2.00                      230,500               8.95              $2.00            112,500           $2.00
            7.50                      194,500               9.92               7.50            103,000            7.50
                                      -------                                                  -------

                                      425,000               9.39              $4.52            215,500           $4.63
                                      =======                                                  =======

     The Company accounts for its stock-based awards in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and its related Interpretations. Accordingly, no compensation expense has been recognized in the financial statements for employee stock arrangements granted at fair value. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under Statement of Financial Accounting Standards

                         Streamedia Communications, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 1999 and 1998



NOTE C (CONTINUED)

     No. 123, "Accounting for Stock-Based Compensation," the Company's net loss and net loss per share for the year ended December 31, 1999 would have been increased to the pro forma amounts indicated below:

     Net loss
         As reported                                      (3,785,824)
         Pro forma                                        (4,582,594)

     Basic and diluted loss per share
         As reported                                           (1.12)
         Pro forma                                             (1.35)

     The fair value of the Company's stock-based awards was estimated using the Black-Scholes option pricing model assuming no expected dividends and the following weighted average assumptions for the year ended December 31, 1999: expected life of five years, expected volatility of 80% and a risk-free interest rates ranging from 4.70% to 6.26%. The weighted average fair value of options granted for the year ended December 31, 1999 was $5.12.

     Notes Payable

     In August 1999, the Company issued a series of promissory notes to investors bearing interest at the stated rate of 10% per annum for an aggregate principal amount of $1,815,000. Each note was part of a unit which consisted of (i) a $15,000 promissory note and (ii) a warrant to purchase up to 9,000 shares of the Company's common stock. The Company issued an aggregate of 121 warrants to these investors to purchase 1,089,000 shares in total of the Company's common stock at an exercise price equal to the Offering price of $8.50. Each warrant may be exercised twelve months after the closing date of the Offering or before July 31, 2004. Each note was payable in full the earlier of (i) July 31, 2002 or
     (ii) on the effective date of the Offering. On December 27, 1999, the Company repaid the aggregate principal of these notes plus accrued interest from the net proceeds of the Offering. Financing costs incurred amounted to $231,500 and was being amortized on a straight-line basis over the three-year term of the notes. However, as a result of the Offering and repayment of the notes, the Company recognized an interest charge in 1999 of approximately $206,000 for the write-off of the remaining unamortized deferred costs.

                         Streamedia Communications, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 1999 and 1998



NOTE C (CONTINUED)

     In determining the fair value of the notes and warrants, the Company used an effective interest rate of 15% based on the Company's estimated borrowing rate. The resulting fair values of the notes and warrants at issuance were $1,542,750 and $272,250, respectively. The carrying value of the notes was being accreted to the face value of $1,815,000 using the interest method over the three-year term of the notes. However, as a result of the Offering and repayment of the notes, the Company recognized an interest charge in 1999 of approximately $225,000 for the write-off of the remaining unamortized deferred discount.


NOTE D - INCOME TAXES

     No income tax benefit has been recognized for the periods ended December 31, 1999 and 1998 for pretax losses due to the uncertainty of realization in future periods. A full valuation allowance has been provided as management believes that it is more likely than not that the deferred tax assets will not be realized. The provision for income taxes differed from the amount computed using the Federal statutory rate as follows:

                                                                     1999                                 1998
                                                      -----------------------------           --------------------------
                                                          AMOUNT           PERCENT              Amount           Percent
                                                      ------------         --------           ---------          -------
    Federal statutory rate                             $(1,287,180)         (34.0)%           $(145,595)         (34.0)%
    State income tax benefit, net of
        Federal expense                                   (380,076)         (10.0)              (39,238)          (9.0)
    Permanent differences                                   15,391            0.4                  --               --
    Current year loss, for which no tax
        benefit is available                             1,651,865           43.6               184,833           43.0
                                                        ----------          -----             ---------          -----

                                                       $      --              -- %            $    --               -- %
                                                       ===========          =====             =========          =====

                         Streamedia Communications, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 1999 and 1998



NOTE D (CONTINUED)

     Significant components of the Company's deferred tax assets are as follows:

                                                 1999               1998
                                              ---------           --------

      Deferred tax assets
      Net operating loss                     $  732,462           $ 56,624
      Start-up and organizational costs         770,438            127,956
      Stock-based compensation                  478,814
      Other - fixed assets                     (145,016)               253
                                             ----------           --------

                                              1,836,698            184,833
      Valuation allowance                    (1,836,698)          (184,833)
                                             ----------           --------

      Net deferred tax assets                $     --             $   --
                                             ==========           ========

     At December 31, 1999, the Company has a net operating loss ("NOL") carryforward of approximately $1,442,000, which expires from 2018 through 2019. Through its acquisition of Eons Ahead, Inc., the Company acquired an additional $150,000 of NOL which also expires from 2018 through 2019. Utilization of these additional NOL's may be limited due to the Separate Return Limitation Year ("SRLY") rules.


NOTE E - RELATED PARTY TRANSACTION

     In August 1999, the Company entered into a $40,000 one-year consulting agreement with an entity in which the entity's chief executive officer is a director of the Company.

                         Streamedia Communications, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 1999 and 1998



NOTE F - COMMITMENTS AND CONTINGENCIES

     Office Lease

     In 1999, the Company entered into noncancelable office lease agreements which expire in 2002. The minimum lease payments under the noncancelable leases are summarized as follows:

             2000                                    $176,000
             2001                                     187,000
             2002                                     150,000
                                                      -------

                                                     $513,000
                                                     ========

     Employment Agreements

     The Company maintains employment agreements with certain executive officers. These agreements provide for monthly base salaries and benefits (when annualized, aggregating $272,000 in executive compensation) and are cancelable by either party upon written notice. In addition, the Company's employment contracts contemplate the issuance of common stock and common stock options to the executives based upon achievements to be established. In connection with the successful completion of the Offering on December 27, 1999, the Company compensated its chief financial officer with a $100,000 bonus which was charged to operations in 1999.

     In June 1999, the Company's Board of Directors approved the amendment of certain executive officer employment agreements. The amendments principally increased aggregate annual compensation to $500,000.

NOTE G - SUBSEQUENT EVENTS

     On March 31, 2000, the Company purchased certain web site domains and production assets from Kudzu NewMedia and Bijou Cafe.com (collectively, "Bijou") for 20,000 shares of the Company's stock, valued on the effective date of agreement at approximately $76,000, representing the fair market value of the assets acquired. The acquisition was accounted for as a purchase.

                         Streamedia Communications, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 1999 and 1998



NOTE G (CONTINUED)

     In March 2000, the Company issued 7,700 shares of common stock at their fair market value on the date of issuance, amounting to approximately $39,000, to consultants for services rendered.

     Through June 30, 2000, the Company's Board of Directors granted stock options under the 1999 plan to certain employees to purchase an aggregate of 261,408 shares of common stock at exercise prices representing the fair market value of the underlying common stock at the time of the respective grants. Additionally, in March 2000, options to purchase 37,500 shares of common stock were exercised, aggregating $75,000 in proceeds to the Company.


                                            Streamedia Communications, Inc.
                                             (A Development Stage Company)

                                                     BALANCE SHEETS
                                                      (unaudited)
                                                                                       JUNE 30,           December 31,
                                    ASSETS                                              2000                1999 (a)
                                                                                    -------------         -----------
 CURRENT ASSETS
    Cash and cash equivalents                                                        $  1,776,392         $  6,693,061
    Accounts receivable                                                                   106,020
    Licenses, net of accumulated amortization of $264,000 and $79,000
      at June 30, 2000 and December  31, 1999, respectively                               184,403              392,363
    Prepaid expenses                                                                       87,878              142,207
                                                                                     ------------         ------------

         Total current assets                                                           2,154,693            7,227,631

PROPERTY AND EQUIPMENT
    Computer equipment and software                                                     1,537,793              751,297
    Software development costs                                                            507,800              150,513
    Leasehold improvements                                                                327,480              127,352
    Furniture and fixtures                                                                 21,977               19,841
                                                                                     ------------         ------------

                                                                                        2,395,050            1,049,003

    Less accumulated depreciation and amortization                                       (442,457)            (167,494)
                                                                                     ------------         ------------

                                                                                        1,952,593              881,509

OTHER ASSETS                                                                               32,850                7,000
                                                                                     ------------         ------------

                                                                                     $  4,140,136         $  8,116,140
                                                                                     ============         ============

         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Current maturities of capital lease obligations                                  $     31,740         $     31,740
    Accounts payable and accrued expenses                                                 402,726              429,265
    Accrued license fees                                                                                       436,941
    Accrued software costs                                                                                     304,519
    Accrued payroll                                                                                            137,747
    Accrued offering costs                                                                                      64,500
    Accrued professional fees                                                             130,737               43,623
    Accrued consulting fees                                                               187,274              132,144
                                                                                     ------------         ------------

         Total current liabilities                                                        752,477            1,580,479

CAPITALIZED LEASE OBLIGATIONS, less current maturities                                     13,106               24,234

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
    Preferred stock, $.001 par value; authorized - 100,000
      shares; none issued and outstanding
    Common stock, $.001 par value; authorized - 20,000,000 shares; issued and outstanding - 4,730,044 and 4,624,844 shares at
      June 30, 2000 and December 31, 1999, respectively                                     4,730                4,625
    Additional paid-in capital                                                         11,337,040           10,720,846
    Deficit accumulated during development stage                                       (7,967,217)          (4,214,044)
                                                                                     ------------         ------------

         Total stockholders' equity                                                     3,374,553            6,511,427
                                                                                     ------------         ------------

                                                                                     $  4,140,136         $  8,116,140
                                                                                     ============         ============


(a) Retroactively restated to combine the financial position of Streamedia Communications, Inc. ("Streamedia") with that of Eons Ahead, Inc., which was acquired by Streamedia in March 2000 and accounted for as a pooling of interests.

The accompanying notes are an integral part of these statements.


                                                   Streamedia Communications, Inc.
                                                    (A Development Stage Company)

                                                      STATEMENTS OF OPERATIONS
                                                             (unaudited)

                                                                                                                        Cumulative
                                                                                                                           from
                                                                                                                        January 13,
                                                Six months ended                 Three months ended                    1998 (date of
                                                      June 30                           June 30                        inception) to
                                        -------------------------------         ------------------------------            June 30,
                                           2000               1999 (a)             2000              1999 (a)             2000 (a)
                                        ----------          -----------         -----------         -----------        -------------
Revenues                                $   130,830         $    52,109         $   123,486         $    31,268         $   311,255
                                        -----------         -----------         -----------         -----------         -----------

Operating expenses
    Payroll and related expenses          1,861,114             440,469           1,093,651             284,245           3,256,586
    Product development                      23,024                                                                         524,501
    General and administrative            2,106,982             177,533           1,212,541              89,695           3,996,288
                                        -----------         -----------         -----------         -----------         -----------

       Total operating expenses           3,991,120             618,002           2,306,192             373,940           7,777,375
                                        -----------         -----------         -----------         -----------         -----------

       Operating loss                    (3,860,290)           (565,893)         (2,182,706)           (342,672)         (7,466,120)
                                        -----------         -----------         -----------         -----------         -----------

Other income (expense)
    Interest expense                         (9,020)             (4,359)             (2,444)             (4,359)           (621,854)
    Interest income                         116,137               1,995              44,324               1,995             120,757
                                        -----------         -----------         -----------         -----------         -----------

       Total other income
          (expense)                         107,117              (2,364)             41,880              (2,364)           (501,097)
                                        -----------         -----------         -----------         -----------         -----------

       NET LOSS                         $(3,753,173)        $  (568,257)        $(2,140,826)        $  (345,036)        $(7,967,217)
                                        ===========         ===========         ===========         ===========         ===========

Basic and diluted loss per
    common share                        $      (.80)        $      (.17)        $      (.45)        $      (.11)        $     (2.50)
                                        ===========         ===========         ===========         ===========         ===========

Weighted average shares
    outstanding, basic and
    diluted                               4,699,347           3,247,717           4,730,044           3,282,678           3,189,761
                                        ===========         ===========         ===========         ===========         ===========

(a) Retroactively restated to combine the results of operations of Streamedia with those of Eons Ahead, Inc., which was acquired by Streamedia in March 2000 and accounted for as a pooling of interests.

The accompanying notes are an integral part of these statements.

                                                   Streamedia Communications, Inc.
                                                    (A Development Stage Company)

                                                  STATEMENT OF STOCKHOLDERS' EQUITY
                                                             (unaudited)

                                                                                   Preferred stock                Common stock
                                                                                --------------------        -----------------------
                                                                                   Shares     Amount          Shares        Amount
                                                                                -----------   ------        ---------      --------
Balance at January 1, 2000 (a)                                                       --       $   --        4,624,844        $4,625


Issuance of common stock for services                                                                           7,700             8

Issuance of common stock pursuant to the exercise
   of stock options                                                                                            37,500            37

Issuance of common stock in connection with the overallotment option of the initial public offering, net of underwriting discounts of
   $40,800                                                                                                     40,000            40

Compensatory stock option expense

Issuance of common stock for business
   acquisition                                                                                                 20,000            20

Net loss for the period
                                                                                -----------   ------        ---------        ------


Balance at June 30, 2000                                                                      $             4,730,044        $4,730
                                                                                ===========   ======        =========        ======


                                                                                                        Deficit
                                                                                       Additional      accumulated
                                                                                        paid-in        development
                                                                                        capital           stage           Total
                                                                                      -----------      -----------     -----------
Balance at January 1, 2000 (a)                                                        $10,720,846      $(4,214,044)    $ 6,511,427


Issuance of common stock for services                                                      39,105                           39,113

Issuance of common stock pursuant to the exercise
   of stock options                                                                        74,963                           75,000

Issuance of common stock in connection with the overallotment option of the initial public offering, net of underwriting discounts of
   $40,800                                                                                299,160                          299,200

Compensatory stock option expense                                                         126,100                          126,100

Issuance of common stock for business
   acquisition                                                                             76,866                           76,886

Net loss for the period                                                                                 (3,753,173)     (3,753,173)
                                                                                      -----------      -----------     -----------


Balance at June 30, 2000                                                              $11,337,040      $(7,967,217)    $ 3,374,553
                                                                                      ===========      ===========     ===========

(a) Retroactively restated to combine the financial position of Streamedia with that of Eons Ahead, Inc., which was acquired by Streamedia in March 2000 and accounted for as a pooling of interests.


The accompanying notes are an integral part of this statement.

                                            Streamedia Communications, Inc.
                                             (A Development Stage Company)

                                               STATEMENTS OF CASH FLOWS
                                                      (unaudited)
                                                                                                         Cumulative
                                                                                                            from
                                                                                                         January 13,
                                                                                 Six months             1998 (date of
                                                                                  June 30,              inception) to
                                                                       ------------------------------     June 30,
                                                                          2000            1999(a)         2000 (a)
                                                                       -----------      -----------     -------------
Cash flows from operating activities
   Net loss                                                            $(3,753,173)     $  (568,257)     $(7,967,217)
   Adjustments to reconcile net loss to net cash used in operating activities
       Common stock issued for services                                     39,113           12,000          231,113
       Stock option granted for services                                                     20,250          834,650
       Compensatory stock option expense                                   126,100          206,250          332,350
       Amortization of debt discount                                                                         272,250
       Amortization and write-off of deferred financing costs                                                231,500
       Depreciation and amortization                                       459,423            1,757          706,687
       Changes in operating assets and liabilities
         Accounts receivable                                              (106,020)                         (106,020)
         Prepaid expenses and other current assets                          77,829                          (536,511)
         Other assets                                                      (25,850)          (4,668)         (32,850)
         Accounts payable and accrued expenses                             (26,539)           6,583          402,726
         Accrued license fees                                             (436,941)
         Accrued software costs                                           (304,519)
         Accrued payroll                                                  (137,747)          23,954
         Accrued offering costs                                            (64,500)
         Accrued professional fees                                          87,114           (8,635)         130,737
         Accrued consulting fees                                            55,130          (38,500)         187,274
                                                                       -----------      -----------      -----------

             Net cash used in operating activities                      (4,010,580)        (349,266)      (5,313,311)
                                                                       -----------      -----------      -----------

Cash flows from investing activities
   Purchase of property and equipment                                   (1,269,161)         (18,805)      (2,262,191)
                                                                       -----------      -----------      -----------

           Net cash used in investing activities                        (1,269,161)         (18,805)      (2,262,191)
                                                                       -----------      -----------      -----------

Cash flows from financing activities
   Issuance of common stock, net of associated costs                       299,200          523,980          828,809
   Issuance of common stock in Offering, net of associated costs                                           8,446,777
   Proceeds from the exercise of stock options                              75,000                            75,000
   Proceeds of notes payable and common stock warrants, net of
     associated costs                                                                                      1,583,500
   Repayments of notes payable                                                                            (1,815,000)
   Deferred offering costs                                                                 (187,432)          50,000
   Conversion of stockholder loan into Capital                                               31,320          193,936
   Principal payments on capital lease obligations                         (11,128)                          (11,128)
                                                                       -----------      -----------      -----------

           Net cash provided by financing activities                       363,072          367,868        9,351,894
                                                                       -----------      -----------      -----------

           Net (decrease) increase in cash                              (4,916,669)            (203)       1,776,392

Cash at beginning of period                                              6,693,061            9,691             --
                                                                       -----------      -----------      -----------

Cash at end of period                                                  $ 1,776,392      $     9,488      $ 1,776,392
                                                                       ===========      ===========      ===========

(a) Retroactively restated to combine the financial position of Streamedia with that of Eons Ahead, Inc., which was acquired by Streamedia in March 2000 and accounted for as a pooling of interests.

The accompanying notes are an integral part of these statements.

                         Streamedia Communications, Inc.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                  June 30, 2000
                                   (unaudited)


NOTE A - BASIS OF PRESENTATION

     The interim unaudited financial statements include the accounts of Streamedia Communications, Inc. ("Streamedia" or the "Company") and the accounts of companies acquired in business combinations accounted for under
     (1) the purchase method from their respective acquisition date and (2) the pooling of interests method, giving retroactive effect for all periods presented. See Note C for the effects of the pooling on previously reported revenues, net loss and loss per share resulting from the business combination with Eons Ahead, Inc., which was acquired by the Company during March 2000 and accounted for as a pooling of interests.

     The balance sheet as of June 30, 2000 and the related statements of operations for the six and three month periods ended June 30, 2000 and 1999, and cumulative from January 13, 1998 (date of inception) to June 30, 2000, stockholders' equity for the six-month period ended June 30, 2000 and cash flows for the six-month periods ended June 30, 2000 and 1999 have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal, recurring accrual adjustments) necessary to present fairly the financial position as of June 30, 2000 and for all periods presented have been made.

     Certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Annual Report on Form 10-KSB for the year ended December 31, 1999. Results of operations for the period ended June 30, 2000 are not necessarily indicative of the operating results expected for the full year.


NOTE B - NATURE OF OPERATIONS

     Streamedia was incorporated in the State of Delaware and is positioning itself as a vertically integrated New Media content generator, enabler and aggregator. The Company's two divisions are Streamedia Networks and Business Services. In December 1999, the Company completed its initial public offering (the "Offering"). The net proceeds from the Offering were approximately $8,447,000.

                         Streamedia Communications, Inc
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                  June 30, 2000
                                   (unaudited)


NOTE B (CONTINUED)

     The Company is in the development stage. Streamedia Networks consist of a suite of topical broadcast networks to deliver or "stream" live and on-demand audio and video programming. The Streamedia Networks sites intend to offer programming in Streamedia Communications, Inc. areas such as, but not limited to, business, sports, women's issues, parenting, travel, education, religion, politics, health, teen and children's interests, shopping, real estate, music, technology, personal fitness, movies, entertainment and lifestyles. The Company has chosen "Crime Broadcast," "Sports Style," "Motion Arts" and "Women on the Edge" as its initial network launches. The Streamedia Networks will include StreamWire which will consist of a series of focused, subject-oriented, edited news and information products, such as wires devoted to NASDAQ or Amex-listed companies.

     Streamedia Business Services division will market Internet and intranet broadcasting services to a wide spectrum of enterprises, such as, but not limited to, businesses, associations, electronic publishers and "off-line" media generators, who are attempting to obtain an Internet broadcast presence.

     The division will attempt to deliver multimedia and text through a variety of push, poll and proprietary electronic mail mechanisms. The Company's operations are subject to certain risks and uncertainties, including actual and potential competition by entities with greater financial resources, experience and market presence, risks associated with the development of the Internet markets, risks associated with consolidation in the industry, the need to manage growth and expansions, certain technology and regulatory risks and dependence upon sole and limited suppliers.

     The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern which assumes the realization of assets and settlement of liabilities in the normal course of business. Since its inception, the Company has been engaged in organizational and pre-operating activities. Further, the Company has generated nominal revenues and incurred losses. Continuation of the Company's existence is dependent upon its ability to obtain additional capital, secure and execute strategic alliances to develop news and information content and sustain profitable operations. The uncertainty related to these conditions raises substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                         Streamedia Communications, Inc
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                  June 30, 2000
                                   (unaudited)


NOTE C - BUSINESS COMBINATIONS

     During March 2000, the Company completed the acquisition of Eons Ahead, Inc. ("Eons") through a stock-for-stock merger. Under the terms of the acquisition, accounted for as a pooling of interests, the Company exchanged 129,354 shares of Company common stock for all of Eons common stock. Eons is a technology-based company, incorporated on January 13, 1998, which designs, markets and develops strategies for other entities.

     The reconciliation below details the effects of the pooling on previously reported revenues, net loss and loss per share of the separate companies for the period from January 13, 1998 (date of inception) to December 31, 1998, year ended December 31, 1999 and cumulative from January 13, 1998 (date of inception) to December 31, 1999.

                           Period                                   Cumulative
                            from                                       from
                        January 13,                                January 13,
                        1998 (date of             Year             1998 (date of
                        inception) to             ended            inception) to
                        December 31,          December 31,         December 31,
                            1998                  1999                 1999
                        -------------         ------------         ------------

Revenues
   Streamedia           $      --             $      --             $      --
   Eons                      18,286               162,139               180,425
                        -----------           -----------           -----------

   Combined             $    18,286           $   162,139           $   180,425
                        ===========           ===========           ===========

Net loss
    Streamedia          $  (296,760)          $(3,784,911)          $(4,081,671)
   Eons                    (131,460)                 (913)             (132,373)
                        -----------           -----------           -----------

   Combined             $  (428,220)          $(3,785,824)          $(4,214,044)
                        ===========           ===========           ===========

Loss per share
   Streamedia           $      (.14)          $     (1.12)          $     (1.47)
   Eons                        (.06)                 --                    (.05)
                        -----------           -----------           -----------

   Combined             $      (.20)          $     (1.12)          $     (1.52)
                        ===========           ===========           ===========

                         Streamedia Communications, Inc
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                  June 30, 2000
                                   (unaudited)


NOTE C (CONTINUED)

     On March 31, 2000, the Company purchased certain web site domains and production assets from Kudzu NewMedia and Bijou Cafe.com (collectively, "Bijou") for 20,000 shares of the Company's stock, valued on the effective date of agreement at approximately $76,000, representing the fair market value of the assets acquired. The acquisition was accounted for as a purchase, and accordingly, the statements of operations include the results of operations of Bijou since acquistion. The operations of Bijou are not significant to the Company's operations.


NOTE D - LOSS PER SHARE

     Basic and diluted net loss per share are presented in conformity with Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"), "Earnings Per Share," and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under SFAS No. 128 and SAB 98, basic net loss per share is computed by dividing net income (loss) by the weighted-average number of common shares outstanding for the period. It also requires a reconciliation of the numerator and denominator of the basic net loss per share to the numerator and denominator of the diluted net loss per share. As of June 30, 2000, the calculation of diluted net loss per share excludes an aggregate of 3,152,908 shares of common stock issuable upon exercise of warrants and employee stock options, as the effect of such shares would be antidilutive for all periods presented.


NOTE E - STOCKHOLDERS' EQUITY

     Initial Public Offering

     On December 27, 1999, the Company completed its Offering, which consisted of 1,200,000 units, each unit consisting of one share of common stock and one redeemable warrant, at an offering price of $8.50 per unit. Each redeemable warrant entitles the holder to purchase one share of common stock at $12.75 per share, at any time from issuance until December 21, 2004. Such warrants are redeemable by the Company, with the prior written consent of the underwriter, at a redemption price of $.05 commencing May 17, 2000 provided that the closing price of the common stock is at least $12.75 per share for 10 (ten) consecutive trading days. In addition, there was an overallotment option for 180,000 units, of which 40,000 units were exercised by the underwriter in January 2000, for net aggregate proceeds of $299,200.

                         Streamedia Communications, Inc
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                  June 30, 2000
                                   (unaudited)



NOTE E (CONTINUED)

     In August 1999, the Company's Board of Directors granted stock options pursuant to the Company's 1999 Incentive and Nonstatutory Option Plan (the "1999 Plan") to an employee to purchase 110,000 shares of common stock at an exercise price of $2.00 per share (a price below the estimated fair market value of the Company's common stock of $7.50 on the date of issuance). Of the 110,000 options, 75% vest ratably over three years from the date of grant for which compensation expense of $453,750 is recognizable over such period. The remaining 25% of such options vest upon achieving certain performance-based criteria, which are expected to occur during the year ending December 31, 2000. Compensation expense for these options will be recognized based on the intrinsic value of such options at the time the performance-based criteria are achieved. Compensation expense relating to these options of approximately $126,100 was recognized for the six months ending June 30, 2000.

     In May 2000, the shareholders of the Company approved a 500,000 share increase in the maximum number of common shares reserved for issuance under the 1999 Plan.

     For the six months ended June 30, 2000, the Company's Board of Directors granted stock options under the 1999 plan to certain employees to purchase an aggregate of 261,408 shares of common stock at exercise prices representing the fair market value of the underlying common stock at the time of the respective grants.